UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Definitive Proxy Statement
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☐	Soliciting Material Under §240.14a-12

CRYOPORT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2025 Proxy Statement

CHAIR LETTER	Dear Fellow Stockholders,

2024 presented us with a challenging macroeconomic environment and headwinds across the Life Sciences industry. While these conditions impacted our revenue growth, we remained focused on our long-term strategy and made significant strides in advancing our mission to provide the most advanced temperature-controlled supply chain solutions for the life sciences industry. In addition, we implemented a number of initiatives designed to cut costs, accelerate our pathway to profitability, and support our future growth. We ended the year supporting a record 701 clinical trials and 19 commercial cell and gene therapies, while maintaining strong gross margins and a solid cash position of $261 million.

Financial Performance
As you know, we report our financial performance in two segments: Life Sciences Services and Life Sciences Products. Our Life Sciences Services business continued to expand in 2024, and now represents over 67% of total revenue, compared to approximately 62% in 2023.

The growth in the Life Sciences Services segment was mainly driven by a double-digit year-over-year revenue growth from BioStorage/BioServices and from our support of commercial cell and gene therapies. Fueled by our industry-shaping initiatives, we believe we are well positioned to capitalize on the future growth of the Cell & Gene Therapy industry as it continues to evolve globally.

Conversely, our Life Sciences Products business continued to face continued pressure from the unexpected contraction of the cryogenic systems market. Only recently have order patterns begun to show signs of stability for this segment of which we are the global leader. It is important to note that through this period of reduced demand, our Life Sciences Products segment continued to produce positive free cash flow. We anticipate demand in our Life Sciences Products segment will improve as the industry-wide excess capacity is absorbed and market conditions normalize.

During 2024, we adjusted our spending across both segments of the company by implementing a number of cost reduction initiatives to further improve our pathway to profitability and align our operations with current industry dynamics.

Cryoport Inc	2025 Proxy Statement

Innovation
I am proud of the tireless efforts of the entire Cryoport team of employees as each day each of them strives to improve the conditions of life for many thousands of patients around the world through our efforts to: help cure conditions that threaten life; support the sustaining of life through protein production from animal husbandry; and assist in helping create life for those needing medical assistance through our unparalleled support of reproductive medicine. During 2024, we launched several new products and services that are industry leading innovations and at the core of our strategy. The two following examples are demonstrations of our problem solving talent:

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The IntegriCell™ Cryopreservation Solution, solves an industry problem, by providing standardized cryopreservation of leukapheresis material to support the development and commercialization of cell-based therapies. IntegriCell™ is supported by two new state-of-the-art facilities, one in Houston, Texas and the other in Liege, Belgium. It addresses a critical aspect in optimizing the life sciences supply chain for the development and commercialization of cell-based therapies through high quality, standardized, cryopreserved starting material, which is another critical step in the development of the Cell & Gene Therapy industry.

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The Cryoport Express® Cryogenic HV3 Shipping System is the most advanced system in its category in the Cell & Gene Therapy industry. It offers our clients enhanced features for cellular based therapies including payload protection, storage efficiency, mobility, and accessibility for biologics and other temperature-sensitive biological materials. The Cryoport Express® Cryogenic HV3 Shipping System can be accommodated by smaller aircraft; thereby, improving patient access to vital cell therapies in smaller cities and remote areas.

Looking Ahead
Notwithstanding our current political and economic environment, we are looking forward to an improved 2025 as we begin another period of anticipated growth and development for our company in serving the Regenerative Medicine and Life Sciences markets.

Recently we signed a strategic agreement with the DHL Group which included the disposition our specialty courier business, CRYOPDP. The completion of this transaction, which is subject to customary closing conditions, is expected to provide many benefits, including strengthening our logistics capabilities in the EMEA and APAC regions, making us more competitive in these regions, further strengthening our balance sheet, improving our gross margin, reducing the complexity of our company and focusing us more acutely on our core markets. After the closing of the transaction, we plan to intensify our work with DHL/CRYOPDP as a strategic partner as well as with the broader DHL Group.

In closing, I want to acknowledge the board service of Richard Berman, who served as our Lead Director for ten years before passing from this world in February 2025. Richard will be remembered for his insights, leadership and affable personality.

I also want to extend our deepest gratitude to our employees, clients, and long-term stockholders for their unwavering support and dedication. Together, we are making a meaningful impact on the development of the Cell & Gene Therapy industry and the evolution of the Life Sciences industry. Daily, we are helping improve the health of lives around the world.

Sincerely,
/s/Jerrell Shelton
Jerrell Shelton Chairman, President and CEO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held June 6, 2025	Dear Fellow Stockholders:

We cordially invite you to virtually attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Cryoport, Inc., a Nevada corporation (the “Company”), which will be held on Friday, June 6, 2025, at 10:00 a.m. CDT. The Annual Meeting will be hosted online. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting via a live webcast by visiting www.virtualshareholdermeeting.com/CYRX2025. There will not be a physical meeting location and stockholders will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held for the following purposes:

1.	To elect six directors;
2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2025;
3.	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our proxy statement for the Annual Meeting;
4.	To approve, on an advisory basis, the preferred frequency of future advisory votes on the compensation of the named executive officers; and
5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Monday, April 14, 2025 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting, or any adjournments thereof.

On or about April 25, 2025, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to holders of our common stock and holders of our Series C Convertible Preferred Stock as of the record date instead of a printed copy of the proxy materials. The Notice provides instructions on how to access our proxy materials on the Internet and how to obtain printed copies. We urge you to read the information contained in the proxy materials carefully.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 6, 2025.

The proxy statement for the Annual Meeting and accompanying Annual Report on Form 10-K for the year ended December 31, 2024 are available on the Internet at www.proxyvote.com.

Whether or not you plan to virtually attend the Annual Meeting, it is important that your shares be represented and voted. You may vote before the meeting by Internet, by phone, or by mail by following the instructions on the Notice.

You may also vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CYRX2025 and entering the 16-digit control number included in your Notice, on your proxy card or in the instructions that accompanied your proxy materials.

Sincerely,

/s/Jerrell Shelton

Jerrell Shelton Chairman, President and CEO

YOUR VOTE IS IMPORTANT. YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY BY MAIL, BY TELEPHONE OR VIA THE INTERNET, WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING.

1	General Information
2	Company Overview
6	Stockholder Engagement
7	Frequently Asked Questions
14	Forward-Looking Statements
16	Proposal 1 Election of Directors
23	Corporate Governance and Board Matters
29	Ownership of Securities
32	Proposal 2 To ratify the appointment of Deloitte & Touche LLP
33	Independent Registered Public Accounting Firm Fees
36	Audit Committee Report
37	Proposal 3 To approve, on an advisory basis, the compensation of the named executive officers
38	Proposal 4 To approve, on an advisory basis, the preferred frequency of future advisory votes on the compensation of the named executive officers
39	Compensation Discussion and Analysis
54	Compensation Committee Report
55	Executive Compensation
71	Director Compensation
73	Equity Compensation Plan Information
74	Certain Relationships and Related Transactions
76	Delinquent Section 16(a) Reports
77	Stockholder Proposals for Next Annual Meeting
78	Other Matters

Cryoport Inc	i	2025 Proxy Statement

General Information

INTRODUCTION
Cryoport, Inc., a Nevada corporation (referred to as “we,” “us,” “our,” “Company” or “Cryoport”), is furnishing this proxy statement (this “Proxy Statement”) to you in connection with the Company’s solicitation of proxies on behalf of the board of directors (the “Board” or “Board of Directors”) of the Company with respect to the 2025 Annual Meeting of Stockholders of the Company and any adjournment thereof (the “Annual Meeting”) to be held as a virtual meeting via live webcast on the Internet on Friday, June 6, 2025, at 10:00 a.m. CDT. There will not be a physical meeting location and stockholders will not be able to attend the Annual Meeting in person.

On or about April 25, 2025, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to the record holders of our common stock, par value $0.001 per share, and the record holders of our Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”). This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”) are available at www.proxyvote.com.

Throughout this Proxy Statement, holders of our common stock and our Series C Preferred Stock are referred to collectively as “stockholders.” Holders of our common stock and our Series C Preferred Stock will vote together as a single class on all matters at the Annual Meeting.

Cryoport Inc	1	2025 Proxy Statement

Company Overview

OUR COMPANY
Cryoport is a global leader in temperature controlled supply chain solutions for the Life Sciences, with an emphasis on regenerative medicine. We support biopharmaceutical companies, contract manufacturers (CDMOs), contract research organizations (CROs), developers, and researchers with a comprehensive suite of services and products designed to minimize risk and maximize reliability across the temperature controlled supply chain for the Life Sciences. Our integrated supply chain platform includes the Cryoportal® Logistics Management Platform, advanced temperature-controlled packaging, informatics, specialized biologistics, biostorage, bioservices, and cryogenic systems, which in varying combinations deliver end-to-end solutions that meet the rigorous demands of the life sciences. With innovation, regulatory compliance, and agility at our core, we are continuously evolving to meet the demands of a dynamic industry and global landscape.

Our corporate headquarters, located in Nashville, Tennessee, is complemented by global sites in the Americas, EMEA (Europe, the Middle East, and Africa), and APAC (Asia Pacific), including locations in the United States, United Kingdom, France, the Netherlands, Belgium, Germany, Japan, and China.

OUR MISSION
Cryoport’s mission is to support life and health by providing reliable and comprehensive temperature-controlled supply chain solutions for the life sciences through its advanced technologies and dedicated personnel.

Cryoport strives to develop mutually rewarding relationships with its employees, clients, partners, and suppliers and to conduct its business to the highest ethical and professional standards.

Enabling the Future of Medicine™

Cryoport Inc	2	2025 Proxy Statement

OUR GOALS
Our goals are:

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Create superior long-term stockholder value.

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Continuous revenue growth in our core markets: biopharma, reproductive medicine and animal health markets.

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Global growth through organic performance and acquisitions.

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Continually increase in market share by providing our clients with advanced temperature controlled supply chain solutions in keeping with the advances in our clients’ science.

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Achieve gross margin and operating margin commensurate with the value provided to clients.

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Continually add supply-chain services to enhance the desirability and differentiation of Cryoport solutions.

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Develop new competencies, services and alliances, consistent with client demand, to better serve our market.

OUR CORE VALUES
Passion. We are driven to advance our supply-chain solutions for the Life Sciences industry—we never lose sight of the value we bring to science. Our enthusiasm and dedication fosters strong, long-lasting partnerships with our clients.

Integrity. We operate with honesty, truthfulness, and transparency in accordance with the highest ethical and corporate governance standards. We strive to develop mutually rewarding relationships with our employees, partners, and suppliers. Mutual respect, integrity, and trust are our foundation.

Teamwork. None of us is as smart as all of us—we believe all ideas and outcomes are improved through collaboration. We challenge conventional thinking and insist on rigorous problem solving, resulting in superior solutions. We encourage harmonious collaboration among our employees across the entirety of our operations.

Value Creation. We strive to build value for our stakeholders through our client-centric focus. We exceed competitive benchmarks, and we provide the highest level of performance with the goal of achieving consistent growth in revenue and profitability.

Cryoport Inc	3	2025 Proxy Statement

OUR SUSTAINABILITY STRATEGY
We developed our Sustainability Strategy to establish focus and a consistent approach to sustainability across our company. Our Sustainability Strategy is grounded in our mission and is built on four pillars—delivering sustainable operations, supporting our people, innovating responsibly, and governing ethically.

PILLAR	FOCUS AREAS
Delivering Sustainable Operations	• Greenhouse Gas Emissions • Resource Efficiency
Supporting Our People	• Diversity, Equity & Inclusion • Employee Health & Safety
Innovating Responsibly	• Product & Service Quality • Product Lifecycle Management & Innovation
Governing Ethically	• Business Ethics • Supplier Management • Data Privacy & Security

OUR 2024 PERFORMANCE
Despite a challenging macroeconomic and geopolitical backdrop, 2024 marked a year of meaningful progress toward our long-term goals. We advanced our capabilities through product innovation and global expansion, while remaining focused on delivering long-term value to our customers and stockholders.

Key accomplishments for the fiscal year ended December 31, 2024, included:

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Achieved revenue of $228.4 million

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Increased Commercial Cell & Gene Therapy support revenue 20% year-over-year

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Increased BioStorage/BioServices revenue 11% year-over-year

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Grew cell & gene therapy clinical trial support to a record 701 global clinical trials

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Grew support to commercial cell and gene therapies to 19

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Implemented cost-reduction and capital realignment initiatives resulting in $22 million in annualized savings

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Improved gross margin to 45.8% in Q4 2024

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Strengthened balance sheet by repurchasing $185 million in aggregate principal amount of convertible senior notes

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Launched IntegriCell™, a next-generation cryopreservation solution, with state-of-the-art facilities in Houston, Texas, and Liège, Belgium

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Commissioned a new facility enabling qualified person (QP) drug product release into Europe in Pont-du-Château, France

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Opened a new biorepository in San Antonio, Texas, supporting its medical research community

Cryoport Inc	4	2025 Proxy Statement

•
Entered into a strategic agreement with Speros/Moffitt Cancer Center to become its exclusive biorepository partner for its new 775-acre medical campus planned to open in 2026

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Introduced the Cryoport Express® HV3 Shipping System, offering enhanced payload protection of cell therapies, mobility, and improved patient accessibility

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Launched the MVE High-Efficiency 800C Series cryogenic freezer, combining compact design with advanced performance for biorepositories, clinical labs, and IVF clinics

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Registered MVE Biological Solutions manufacturing sites with the FDA

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Rebranded Cryoport and its business units with a refreshed visual identity and unifying corporate tagline of Enabling the Future of Medicine™

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Formed several new strategic partnerships which included: TMRW Life Sciences, VXGI (GeneOne Life Science), Minaris Regenerative Medicine, SK Pharmateco, National Marrow Donor Program, and Gulf Coast Regional Blood Center

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Recognized as “Marketing Team of the Year” by Life Science Sales and Marketing Magazine

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Received the Simon Ellison Supply Chain Innovation Award from the Advanced Therapies Conference for the second consecutive year

In summary, 2024 was a year of strategic execution and operational advancement, despite a very challenging environment. We expanded our platform, enhanced our capabilities, and solidified our leadership position in the life sciences supply chain, while implementing cost reduction measures to accelerate our pathway to profitability.

In March of 2025 we signed a strategic agreement with the DHL Group which included the disposition our specialty courier business, CRYOPDP. At the closing of this transaction our agreement is expected to provide several benefits, including strengthening our logistics capabilities in the EMEA and APAC region, making us more competitive in these regions, further strengthening our balance sheet, improving our gross margin, reducing complexity, and focusing our company more acutely on our core markets. After the closing of the transaction, we will continue to work with DHL/CRYOPDP as a strategic partner as well as the broader DHL Group.

As we look ahead, we remain committed to driving growth through innovation, operational excellence, and a steadfast focus on our mission. Notwithstanding the current macroeconomic conditions and political environment, we believe Cryoport is well-positioned to deliver value to all stakeholders.

Cryoport Inc	5	2025 Proxy Statement

Stockholder Engagement

We believe stockholder engagement helps further align Cryoport’s interest with the best interest of its stockholders. During 2024, we contacted stockholders representing approximately 65% of our outstanding shares as of December 31, 2024 and met with stockholders representing approximately 45% of our outstanding shares. These meetings and conversations provided valuable information to our management leadership team and Board of Directors.
Through these conversations, we heard that some stockholders value a Board composed of directors with diverse backgrounds. Aligned with our commitment to building a Board that reflects a broad range of perspectives and experiences, including race, ethnicity, gender, age, education, cultural background, viewpoints, skills, professional expertise, and other distinguishing characteristics, the Nomination and Governance Committee will consider a wide-ranging and diverse pool of candidates as it searches for new directors.
We also heard that it was important to our stockholders that our directors were not over committed to other public company boards. In response, during 2024, the Board adopted a corporate governance policy on other directorships and significant activities to ensure that each director has sufficient time and capacity to effectively fulfill her/his respective responsibilities on our Board. This policy is further discussed on page 25 of this Proxy Statement.

Cryoport Inc	6	2025 Proxy Statement

Frequently Asked Questions

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?	The purpose of the Annual Meeting is to vote on the following matters:

	1.	To elect six directors;
	2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2025;
	3.	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement;
	4.	To approve, on an advisory basis, the preferred frequency of future advisory votes on the compensation of the named executive officers; and
	5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

WHY AM I BEING PROVIDED WITH THESE MATERIALS?
Owners of record of the Company’s common stock and the Series C Preferred Stock as of the close of business on April 14, 2025 (the “Record Date”) are entitled to vote in connection with the Annual Meeting. As a stockholder, you are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement describes the proposals presented for stockholder action at our Annual Meeting and includes information required to be disclosed to stockholders.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials, including this Proxy Statement, the 2024 Annual Report and the proxy card, over the Internet instead of a printed copy of the proxy materials. Accordingly, on or about April 25, 2025, we began mailing the Notice to stockholders of record as of the Record Date. The Notice will contain instructions on how stockholders will be able to access our proxy materials on the Internet or request to receive, at no cost, a printed or electronic copy of our proxy materials and indicate such delivery preference for future proxy solicitations. We believe this electronic process will expedite your receipt of our proxy materials and reduce the cost and environmental impact of the Annual Meeting.

Cryoport Inc	7	2025 Proxy Statement

WHAT WILL I NEED IN ORDER TO ATTEND THE ANNUAL MEETING?
You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of the Record Date, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CYRX2025 and using your 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials, to enter the meeting. If you are a beneficial owner, you will need to follow the voting instructions provided to you by the organization holding your account (for instance, your brokerage firm). To request documents or if you have any questions about voting, you will need to contact your broker. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

WHO PAYS THE COST OF PROXY SOLICITATION?
Our Board is soliciting the proxies for the Annual Meeting and we will bear the cost of this solicitation. Proxies may be solicited in person or by mail, telephone, or electronic transmission on our behalf by our directors, officers or employees. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies. We will request that banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock forward the proxy soliciting materials to the beneficial owners of such common stock and obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

WHO CAN VOTE IN CONNECTION WITH THE ANNUAL MEETING?	You may vote if you owned shares of (i) the Company’s common stock or (ii) the Series C Preferred Stock, as of the close of business on the Record Date.
HOW MANY VOTES DO I HAVE?
As of the Record Date, there were 50,137,218 shares of the Company’s common stock outstanding and entitled to vote. Each holder of the Company’s common stock is entitled to cast one vote per share of common stock held by such holder on each matter to be presented at the Annual Meeting.

As of the Record Date, there were 200,000 shares of Series C Preferred Stock outstanding and entitled to vote. Each holder of the Series C Preferred Stock is entitled to vote on each matter to be presented at the Annual Meeting on an as converted basis equal to the number of shares of the Company’s common stock issuable upon conversion of the Series C Preferred Stock held by such holder. As of the Record Date, the 200,000 shares of Series C Preferred Stock outstanding were convertible into 6,204,853 shares of the Company’s common stock.

Holders of shares of the Company’s common stock and the Series C Preferred Stock will vote together as a single class on all matters at the Annual Meeting.

Cryoport Inc	8	2025 Proxy Statement

ARE THERE ANY REQUIREMENTS ON HOW THE HOLDERS OF SERIES C PREFERRED STOCK MUST VOTE?
Pursuant to the Securities Purchase Agreement (as defined elsewhere in this Proxy Statement) entered into in connection with the issuance and sale of our Series C Preferred Stock, for so long as certain holders of Series C Preferred Stock have the right to nominate a director for election to the Board, the holders of Series C Preferred Stock have agreed to vote all of the shares of Series C Preferred Stock and shares of common stock issuable upon conversion of the Series C Preferred Stock purchased in the Private Placement (as defined elsewhere in this Proxy Statement) or any other shares of our common stock owned by such holders (i) in favor of each director nominated or recommended by the Board for election at any such meeting, (ii) against any stockholder nomination for director that is not approved and recommended by the Board for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board or the Compensation Committee of the Board (or any successor committee, however denominated), (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (v) amendments to organizational documents in a manner that does not have an adverse effect on the holders of Series C Preferred Stock to increase the authorized shares of capital stock. For additional information, see “Certain Relationships and Related Transactions” in this Proxy Statement.

HOW DO I VOTE?
There are several ways to cast your vote:

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You may vote over the Internet or by telephone by following the instructions in the Notice.

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If you requested printed copies of the proxy materials by mail, you may vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record.

You may vote your shares at the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/CYRX2025. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting virtually, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Cryoport Inc	9	2025 Proxy Statement

HOW DOES THE BOARD RECOMMEND THAT I VOTE MY SHARES?
Unless you give other instructions through your proxy vote, the person(s) named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. For the reasons set forth in more detail later in this Proxy Statement, the Board recommends the following:

Proposal 1:	The Board recommends a vote “FOR” all the nominees to the Board.
Proposal 2:
The Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2025.

Proposal 3:	The Board recommends a vote “FOR” the advisory vote to approve the compensation of the named executive officers, as disclosed in this Proxy Statement.
Proposal 4:	The Board recommends a vote of “1 YEAR“ for the advisory vote to approve the preferred frequency of future advisory votes on the compensation of the named executive officers.

We encourage all stockholders to vote their shares. If you own your shares in “street name” and do not instruct your broker or other record owner of the shares as to how to vote, such broker or other record owner may vote your shares pursuant to its discretionary authority only with respect to Proposal 2. See “What are broker non-votes?” below for additional information.

WHAT TYPES OF VOTES ARE PERMITTED ON EACH PROPOSAL?
Proposal 1:	You may either vote “FOR” all nominees, “WITHHOLD ALL” for all nominees, or “FOR ALL EXCEPT” as to specific nominees.
Proposal 2:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.
Proposal 3:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.
Proposal 4:	You may vote “3 YEARS,” “2 YEARS,” “1 YEAR” or “ABSTAIN”

Cryoport Inc	10	2025 Proxy Statement

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?
Proposal 1:
Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast. The six nominees receiving the most “FOR” votes will be elected. Since only affirmative votes count for this purpose, votes withheld with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, votes withheld and broker non-votes (as described below) as to the election of directors will not be counted in determining which nominees received the largest number of votes cast. Stockholders may not cumulate votes in the election of directors.

Proposal 2:
There must be a “FOR” vote from the majority of votes cast. Abstentions will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal. As discussed further below, brokers, banks, and other holders of record may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with this proposal to ratify the appointment of our independent registered public accounting firm.

Proposal 3:
There must be a “FOR” vote from the majority of votes cast. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

Proposal 4:
The proposal will be by a plurality of the shares for which votes are cast. The option of one year, two years or three years that receives the greatest number of votes will be considered the frequency selected by our stockholders. Abstentions and broker non-votes will not be treated as votes cast, and therefore will have no effect on the outcome of the proposal.

WHAT CONSTITUTES A QUORUM?
To carry on the business of the meeting, we must have a quorum. A quorum is present when a majority of the voting power of all of the outstanding shares of capital stock entitled to vote, as of the Record Date, are represented in person virtually or by proxy. Shares owned by the Company are not considered outstanding or present at the meeting. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called votes withheld or abstentions) and votes withheld by brokers in the absence of instructions from beneficial owners (called broker non-votes) will be counted for the purpose of determining whether there is a quorum for the transaction of business at the meeting.

Cryoport Inc	11	2025 Proxy Statement

WHAT ARE BROKER NON-VOTES?
Broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm or bank) does not receive voting instructions from the beneficial owner and the record owner does not have the authority to vote those shares.

The rules of various national and regional securities exchanges, including the rules of the New York Stock Exchange, applicable to brokers, banks, and other holders of record determine whether the record owner (for instance, the brokerage firm or bank) is able to vote on a proposal if the record owner does not receive voting instructions from the beneficial owner. The record owner may vote on proposals that are determined to be routine under these rules and may not vote on proposals that are determined to be non-routine under these rules. If a proposal is determined to be routine, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. The proposal to ratify the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter and the record owner may vote your shares on this proposal if it does not get instructions from you.

The proposal to elect directors (Proposal 1), the proposal to approve, on an advisory basis, the compensation of the named executive officers (Proposal 3), and the proposal to approve, on an advisory basis, the preferred frequency of future advisory votes on the compensation of the named executive officers (Proposal 4) are non-routine and the record owner may not vote your shares on any of these proposals if it does not get instructions from you. If you do not provide voting instructions on these matters, a broker non-vote will occur. Broker non-votes, as well as abstentions and votes withheld, will each be counted towards the presence of a quorum but will not be counted towards the number of votes cast for any proposal.

WHAT IF MY SHARES ARE NOT REGISTERED DIRECTLY IN MY NAME BUT ARE HELD IN “STREET NAME”?
If at the Record Date your shares were held in “street name” (for instance, through a brokerage firm or bank), then you are the beneficial owner of such shares, and such shares are not registered directly in your name. The organization holding your account is considered the stockholder of record for purposes of the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. You will receive the Notice and other proxy materials if requested, as well as voting instructions, directly from that organization.

IF I AM A BENEFICIAL OWNER OF CRYOPORT SHARES, HOW DO I VOTE?
If you are a beneficial owner, you will need to follow the voting instructions provided to you by the organization holding your account (for instance, your brokerage firm). To request documents or if you have any questions about voting, you will need to contact your broker.

Cryoport Inc	12	2025 Proxy Statement

CAN I DISSENT OR EXERCISE RIGHTS OF APPRAISAL?
Neither Nevada law nor our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws provide our stockholders with dissenters’ or appraisal rights in connection with any of the proposals to be presented at the Annual Meeting. If the proposals are approved at the Annual Meeting, stockholders voting against such proposals will not be entitled to seek appraisal for their shares.

HOW ARE THE VOTES COUNTED?
All votes will be tabulated by the inspector of elections appointed for the Annual Meeting who will separately tabulate affirmative and negative votes and withheld votes/abstentions. Any information that identifies a stockholder or the particular vote of a stockholder is kept confidential.

WILL STOCKHOLDERS BE ASKED TO VOTE ON ANY OTHER MATTERS?
The Board is not aware of any other matters that will be brought before the stockholders for a vote. If any other matters properly come before the Annual Meeting, the proxy holders will vote on those matters in accordance with the recommendations of the Board or, if no recommendations are given, in accordance with their own judgment. Stockholders attending the meeting may directly vote on those matters or they may vote by proxy.

WHAT IS “HOUSEHOLDING”?
If you and one or more stockholders share the same address, it is possible that only one copy of the Notice or one copy of the proxy materials, as applicable, was delivered to your address. This is known as “householding.” We will promptly deliver a separate copy of the Notice or, if you requested a printed version by mail, the proxy materials, to you if you call or write us at our principal executive offices at 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027, Attn: Secretary; telephone: (949) 681-2710. If you want to receive separate copies of the Notice or the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OR MORE THAN ONE COPY OF THE PROXY MATERIALS?
If you receive more than one Notice or more than one copy of the proxy materials, your shares are owned in more than one name or in multiple accounts. To ensure that all of your shares are voted, you must follow the voting instructions included in each Notice or proxy materials you receive. Please note that if you hold both common stock and Series C Preferred Stock, you can expect to receive a separate Notice for each class of stock.

CAN I CHANGE OR REVOKE MY VOTE AFTER I SUBMIT MY PROXY?
Even after you have submitted your proxy card or voted by Internet, you may change or revoke your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a signed proxy card bearing a later date. The powers of the proxy holders will be suspended with respect to your shares if you attend the meeting virtually and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Cryoport Inc	13	2025 Proxy Statement

Forward-Looking Statements

This Proxy Statement contains certain forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. These forward-looking statements can generally be identified as such because the context of the statement will include certain words, including but not limited to, “believes,” “may,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “plans,” “seeks,” “continues,” “predicts,” “potential,” “likely,” or “opportunity,” and also contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the current beliefs of our management, as well as assumptions made by and information currently available to our management. Readers of this Proxy Statement should not put undue reliance on these forward-looking statements, which speak only as of the time this Proxy Statement was filed with the SEC. Reference is made in particular to forward-looking statements regarding our expectations about future business plans, new products or services, regulatory approvals, strategies, development timelines, prospective financial performance and opportunities, including potential acquisitions; expectations about future benefits of our acquisitions and our ability to successfully integrate those businesses and our plans related thereto; liquidity and capital resources; plans relating to our cost reduction and capital realignment measures and expectations about resulting annual cost savings and financial impact; assumptions relating to the impairment of assets; plans relating to any repurchases of our common stock and/or convertible notes; projected trends in the markets in which we operate; our expectations relating to current supply chain impacts; inflationary pressures and the effect of foreign currency fluctuations; anticipated regulatory filings or approvals with respect to the products of our clients; expectations about securing and managing strategic relationships with global couriers or large clinical research organizations; our future capital needs and ability to raise capital on favorable terms or at all; results of our research and development efforts; and approval of our patent applications. Forward-looking statements also include, but are not limited to, our belief that we are well positioned to capitalize on the future growth of the cell and gene therapy industry as it continues to evolve globally; our anticipation that demand in our Life Sciences Products segment will improve as the industry wide excess capacity build-up is absorbed and normalcy is restored; our expectation for an improved 2025 as we begin another period of anticipated growth and development for our company in serving the cell and gene therapy and the life sciences markets; and statements related to the anticipated disposition of CRYOPDP (the “CRYOPDP Transaction”), including the expected benefits relating to the CRYOPDP Transaction and the satisfaction or waiver of closing conditions.
Although we believe that our opinions and expectations reflected in the forward-looking statements are reasonable as of the date of this Proxy Statement, we cannot guarantee future results, levels of activity, performance or achievements, and our actual results may differ substantially from the views and expectations set forth in this Proxy Statement. You should be aware that these statements are projections or estimates as to future events and are subject to a number of factors that may tend to influence the accuracy of the statements, including, but not limited to, risks and uncertainties

Cryoport Inc	14	2025 Proxy Statement

associated with the effect of changing economic and geopolitical conditions, supply chain constraints, inflationary pressures, and the effects of foreign currency fluctuations, trends in the products markets, variations in our cash flow, market acceptance risks, and technical development risks. Additional risks and uncertainties relating to the CRYOPDP Transaction include, but are not limited to, whether all conditions precedent to the closing of the CRYOPDP Transaction will be satisfied, including regulatory approval under relevant government antitrust and foreign direct investment laws, our ability to retain and hire key personnel, the risk that disruption resulting from the CRYOPDP Transaction may adversely affect our businesses and business relationships, including with employees and suppliers, or delays in satisfying other closing conditions and disruptions in the global credit and financial markets that could have a negative impact on the completion of the CRYOPDP Transaction. Other factors that might cause such a difference include, but are not limited to, those discussed in the 2024 Annual Report, including in “Risk Factors” in “Part I, Item 1A — Risk Factors” and in “Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as those discussed in reports filed with the SEC after the date of the 2024 Annual Report.
Past financial or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we do not undertake to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this Proxy Statement.

Cryoport Inc	15	2025 Proxy Statement

Proposal 1 Election of Directors

The Board currently consists of six directors, following the passing of Richard Berman in February 2025. Directors are elected on an annual basis. Each of the six directors will stand for re-election at the Annual Meeting to serve as a director until the 2026 Annual Meeting of the Stockholders or until their successors are duly elected and qualified or their earlier death, resignation, or removal. The persons named on the proxy will vote to elect all of the nominees as directors for terms ending at the 2026 Annual Meeting of the Stockholders unless you withhold authority to vote for any or all of the nominees by voting to that effect or so voting at the Annual Meeting virtually. Each nominee has consented to serve as a director for the ensuing year. If one or more of the six nominees becomes unavailable to serve prior to the date of the Annual Meeting, the persons named as proxy holders will vote those shares for the election of such other person as the Board may recommend, unless the Board reduces the total number of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.
We strive to maintain a diverse and well-rounded board that balances financial and life science expertise with independence and fresh perspectives. This year’s slate of candidates for our Board of Directors includes a highly qualified and diverse group of individuals who bring value to the Company along with governance qualifications for oversight.
Core Qualifications
•	Strategic thinking
•	Financial literacy
•	Integrity and business judgment
•	Demonstrated leadership ability
•	Expertise in their respective fields
Corporate Governance Snapshot
•	Independent Lead Director
•	Annual elections of directors (i.e., no staggered board)
•	Nomination and Governance Committee oversight of Environmental, Social, Governance (ESG) initiatives
•	Directors may contact employees of our Company directly, and the Board or any committee may engage outside independent advisors
•	Compensation Committee and Chief Executive Officer evaluation process conducted by independent Board members
•	Five of the six directors are independent

Cryoport Inc	16	2025 Proxy Statement

Proposal 1: Election of Directors

NOMINEE SKILLS AND EXPERIENCES
The table below outlines the expertise of the nominees by the key categories we consider important to ensuring a diverse and well-rounded board of directors that will provide good corporate governance and assist in driving stockholder value:

	PUBLIC COMPANY GOVERNANCE	RISK MANAGEMENT	GLOBAL	FINANCIAL	AUDIT/TAX/ ACCOUNTING	LIFE SCIENCES/ HEALTH CARE	TECHNOLOGY	REGULATORY
Linda Baddour
Daniel Hancock
Robert Hariri, M.D., Ph.D.
Ram M. Jagannath
Ramkumar Mandalam, Ph.D.
Jerrell W. Shelton
Total	6	6	5	6	5	5	5	4

BOARD DIVERSITY
The tables below provide information relating to certain voluntary self-identified characteristics of our directors.

Board Diversity Matrix (As of April 25, 2025)
Total Number of Directors	6
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	2	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Cryoport Inc	17	2025 Proxy Statement

Proposal 1: Election of Directors

Nominees for Election
The six nominees for election as directors are set forth as follows:

Linda Baddour
Linda Baddour, age 66, became a member of our Board of Directors in March 2021 and serves as Chair of the Nomination and Governance Committee, Chair of the Audit Committee and member of the Compensation Committee of our Board of Directors. Ms. Baddour is an experienced senior executive with over twenty years of experience across healthcare, life sciences and pharmaceuticals. Ms. Baddour has served on the board of directors of Waters Corporation (NYSE: WAT), a publicly traded analytical laboratory instrument and software company, since 2018, and Signant Health, since 2020. Ms. Baddour is currently serving as the audit committee chair of Waters Corporation. Ms, Baddour has also served on the board of directors of two private companies, Zeus, Inc. and Flourish Research, since 2025. Ms. Baddour also served on the board of directors of Advarra, a Genstar Capital portfolio company, from 2019 until its sale in 2022.

From 2007 to 2018, Ms. Baddour served as Executive Vice President and Chief Financial Officer of PRA Health Sciences, Inc., a global contract research organization and data science company. During Ms. Baddour’s tenure, PRA Health Sciences grew from approximately 3,000 employees to over 17,000. From 1995 to 2007, Ms. Baddour worked at Pharmaceutical Product Development, Inc., a contract research organization, serving in various roles, including as Chief Financial Officer, Treasurer and Chief Accounting Officer. Ms. Baddour earned both a B.A. and M.B.A. from the University of North Carolina at Wilmington, and is a CPA-retired.

We believe Ms. Baddour’s financial and business expertise, including her background in global contract research organizations, financial leadership in mergers and acquisitions makes her well-qualified to serve as a member of our Board of Directors.

Daniel M. Hancock
Daniel Hancock, age 74, became a member of our Board of Directors in January 2019 and serves as member of the Audit Committee, Compensation Committee and Scientific and Technology Committee of our Board of Directors. Mr. Hancock is currently President of DMH Strategic Consulting LLC. He retired from General Motors (“GM”) in 2011, after 43 years of service in GM’s powertrain engineering and general management functions. His last position with GM was Vice President, Global Strategic Product Alliances. During this period, he served as Chair of GM’s DMAX and VM Motori diesel engine joint ventures with Isuzu and Fiat, respectively. Mr. Hancock’s previous appointments at GM included: Vice President, Global Powertrain Engineering; CEO, Fiat-GM Powertrain; and President, Allison Transmission Division. Mr. Hancock had full functional responsibility for the global operations of Fiat-GM Powertrain and Allison Transmission Division during his assignments there.

Mr. Hancock is Chair of the Board of Westport Fuel Systems (NASDAQ: WPRT), a Vancouver, B.C. based global supplier of clean gaseous fuel parts, and systems for the transportation industry. He is also serving as chair of the board of SuperTurbo Technologies, Inc., a privately-held developer of advanced turbo compounding systems for engines. In addition, Mr. Hancock serves in an advisory capacity to several global suppliers to the automotive and commercial vehicle industries. He was President of SAE International in 2014 and is a member of the National Academy of Engineering.

He received a master’s degree in mechanical engineering from Massachusetts Institute of Technology (MIT) and a bachelor’s degree also in mechanical engineering from General Motors Institute (now Kettering University), Michigan.

We believe Mr. Hancock’s global business experience, strong business acumen, and extensive manufacturing and engineering expertise qualifies him well to serve as a member of our Board of Directors.

Cryoport Inc	18	2025 Proxy Statement

Proposal 1: Election of Directors

Robert Hariri, M.D., Ph.D.
Dr. Hariri, M.D., Ph.D., age 65, became a member of our Board of Directors in September 2015 and serves as Chair of the Scientific and Technology Committee and member of the Nomination and Governance Committee of our Board of Directors. Dr. Hariri is a visionary surgeon, scientist, aviator and entrepreneur and serves as the Founder, Chair and CEO of Celularity, Inc. (NASDAQ: CELU). Previously, he served as the CEO of the Cellular Therapeutics Division of Celgene Corporation from 2005 to 2013.

Prior to joining Celgene Cellular Therapeutics, Dr. Hariri was founder, chair and chief scientific officer at Anthrogenesis Corporation, a privately held biomedical technology and service corporation involved in the area of human stem cell therapeutics, which was acquired by Celgene in 2002. Dr. Hariri also co-founded the genomic-based health intelligence company, Human Longevity, Inc. Dr. Hariri is an Adjunct Professor of Neurosurgery and member of the Board of Overseers of the Weill Cornell Medical College and is a former member of the Board of Visitors of the Columbia University School of Engineering & Applied Sciences and the Science & Technology Council of the College of Physicians and Surgeons. He is also a member of the X Prize Foundation scientific advisory board for the Archon X PRIZE for Genomics. Dr. Hariri is also a Trustee and vice-chair of the Liberty Science Center. In addition to Cryoport, Dr. Hariri has served as a member of the board of directors of various companies, including Myos Corporation from July 2011 to November 2020, where he served as Chair of the board from April 2012 to November 2020, Bionik Laboratories Corp. from March 2015 to October 2017, and Bio Vie Inc. from June 2020 to March 2025. He has pioneered the use of stem cells to treat a range of life-threatening diseases and has over 170 issued and pending patents, has authored over 150 published chapters, articles and abstracts and is most recognized for his discovery of pluripotent stem cells from the placenta as a member of the team which discovered TNF (tumor necrosis factor). A jet-rated commercial pilot with thousands of hours of flight time in over 60 different military and civilian aircraft, Dr. Hariri is a founder of Jet-A Aviation, a heavy-jet charter airline.

Dr. Hariri received his undergraduate training at Columbia College and Columbia University School of Engineering and Applied Sciences and was awarded his M.D. and Ph.D. degrees from Cornell University Medical College. Dr. Hariri received his surgical training at The New York Hospital-Cornell Medical Center where he also co-directed the Aitken Laboratory in Neurosurgery.

We believe Dr. Hariri’s training as a scientist, his knowledge and experience with respect to the biomedical and pharmaceutical industries and his extensive research and experience makes him well-qualified to serve as a member of our Board of Directors.

Cryoport Inc	19	2025 Proxy Statement

Proposal 1: Election of Directors

Ram M. Jagannath
Ram M. Jagannath, age 48, became a member of our Board of Directors in October 2020. Mr. Jagannath is the Global Head of Healthcare for Blackstone, responsible for investing across Blackstone’s Private Equity, Tactical Opportunities and Growth businesses, based in New York. Since joining Blackstone in 2019, Mr. Jagannath has led Blackstone’s investments in HealthEdge, Burgess Group, Bright Health, Cryoport, Inc., ZO Skin Health, Altruista Health, Ginger, Hydrogen Health, Wellframe, Medable, Life Science Logistics, and DNAnexus and was involved in Blackstone’s investments in Alnylam/inclisiran royalty, Precision Medicine Group, and Advarra. He is also a member of the Blackstone Growth Investment Committee and Chair of the Portfolio Committee.

Before joining Blackstone, Mr. Jagannath was a founding Partner of Navab Capital Partners (NCP), where he was Head of Healthcare and a member of NCP’s Management and Investment Committees. Prior to NCP, he was a Managing Director of The Carlyle Group, focused on healthcare investments in Carlyle’s flagship US Buyout private equity fund. During his twelve years at Carlyle, Mr. Jagannath was a member of the teams which invested in One Medical Group, Pharmaceutical Product Development, X-Chem, Ortho Clinical Diagnostics, Healthscope Ltd., and HCR ManorCare. Previously, he worked at Genstar Capital and Thomas Weisel Capital Partners.

Mr. Jagannath currently serves on the board of directors of HealthEdge, Cryoport, Inc., ZO Skin Health, Headspace Health and Life Science Logistics and as a Board Observer of Medable and ConnectiveRx. He also serves on the Board of Visitors of the Duke University Pratt School of Engineering and on the Kellogg School of Management Private Equity Advisory Council, as well as on the Board of the Navy SEAL Foundation. Mr. Jagannath was previously a term member of the Council on Foreign Relations. He has been recognized as one of Modern Healthcare’s 100 Most Influential People in Healthcare and GrowthCap’s Top 25 Healthcare Investors.

Mr. Jagannath received a B.S.E. in Biomedical and Electrical Engineering with a minor in Economics from Duke University, a J.D. from the Northwestern University Pritzker School of Law, and an M.B.A. from the Northwestern University Kellogg School of Management. After Duke, he was a Fulbright Scholar in Economic Development at the University of Zagreb in Croatia.

We believe Mr. Jagannath’s experience in the healthcare industry, in mergers and acquisitions, and his background in engineering make him well-qualified to serve as a member of our Board of Directors.

For additional information regarding Mr. Jagannath’s nomination, see “—Corporate Governance Structure and Function—What are the nominating procedures and criteria?—Blackstone Nominee.”

Cryoport Inc	20	2025 Proxy Statement

Proposal 1: Election of Directors

Ramkumar Mandalam, Ph.D.
Dr. Mandalam, age 60, became a member of our Board of Directors in June 2014 and serves as Lead Director, Chair of the Compensation Committee and member of the Nomination and Governance Committee, Audit Committee and the Science and Technology Committee of our Board of Directors.   Dr. Mandalam is currently the Founder and CEO of Citra BioConsulting Inc., a consulting firm providing services to the cell and gene therapy industry.

Prior to founding Citra BioConsulting in 2021, he was the CEO, President and board member of Cellerant Therapeutics, Inc., a clinical stage biotechnology company developing novel cell-based and antibody therapies for cancer treatment and blood-related disorders.   Under his leadership, Cellerant developed a pipeline of candidates for treatment of hematological malignancies and rapidly expanded from an early-stage to an advanced clinical-stage company.

Prior to joining Cellerant in 2005, he was the Executive Director of Product Development at Geron Corporation, a biopharmaceutical company where he managed the development and manufacturing of cell-based therapies for treatment of degenerative diseases and cancer.  From 1994 to 2000, he held various positions in research and development at Aastrom Biosciences, where he was responsible for programs involving ex vivo expansion of human bone marrow stem cells and dendritic cells.  In addition to serving on the Board, Dr. Mandalam serves on the Commercial advisory board of NSF center for Cell Manufacturing Technologies (CMaT). Dr. Mandalam received his Ph.D. in Chemical Engineering from the University of Michigan, Ann Arbor, Michigan.  Dr. Mandalam is the author or co-author of several publications, patent applications, and abstracts.

We believe Dr. Mandalam’s training as a scientist, extensive background in biotechnology and management expertise makes him well-qualified to serve as a member of our Board of Directors and Lead Director.

Jerrell W. Shelton
Jerrell W. Shelton, age 78, became a member of our Board of Directors in October 2012 and was appointed President and Chief Executive Officer of the Company in November 2012. He was appointed Chair of the Board in October 2015.

He served on the board of directors and standing committees of Solera Holdings, Inc. from April 2007 through November 2011. From June 2004 to May 2006, Mr. Shelton was the Chair and CEO of Wellness, Inc., a provider of advanced, integrated hospital and clinical environments. Prior to that, he served as Visiting Executive to IBM Research and Head of IBM’s WebFountain. From October 1998 to October 1999, Mr. Shelton was Chair, President and CEO of NDC Holdings II, Inc. Between October 1996 and July 1998, he was President and CEO of Continental Graphics Holdings, Inc. And, from October 1991 to July 1996, Mr. Shelton served as President and CEO of Thomson Business Information Group.

Mr. Shelton has a B.S. in Business Administration from the University of Tennessee and an M.B.A. from Harvard University.

We believe Mr. Shelton’s extensive leadership, management, strategic planning and financial expertise through his various leadership and directorship roles in public, private and global companies, makes him well-qualified to serve as a member of our Board of Directors.

Cryoport Inc	21	2025 Proxy Statement

Proposal 1: Election of Directors

Required Vote
Directors are elected by the affirmative vote of the holders of a plurality of the shares for which votes are cast. The six nominees who receive the greatest number of votes cast “FOR” the election of such nominees shall be elected as directors. Votes withheld and broker non-votes as to the election of directors will not be counted in determining which nominees received the largest number of votes cast. Stockholders may not cumulate votes in the election of directors.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES.

Cryoport Inc	22	2025 Proxy Statement

Corporate Governance and Board Matters

How Often Did The Board Meet During 2024?
During 2024, there were five meetings of the Board, as well as several actions taken with the unanimous written consent of the Board with informal discussions and communication prior to the execution of such consents, but without a meeting. In 2024, each director attended at least 75% of the aggregate number of meetings of the Board and committees on which such director served (during the periods for which the director served on the Board and such committees). The Company does not have a written policy requiring directors to attend its annual meeting of stockholders. Last year, one director, Mr. Shelton, attended our 2024 Annual Meeting of Stockholders.

Do We Have Independent Directors?
Our Board is responsible for determining the independence of our directors. For purposes of determining director independence, our Board has applied the definitions set forth in NASDAQ Rule 5605(a)(2) and the related rules of the SEC. Based upon its evaluation, our Board has affirmatively determined that the following directors meet the standards of independence: Mr. Hancock, Dr. Hariri, Dr. Mandalam, Mr. Jagannath and Ms. Baddour. Mr. Zecchini, who retired from the Board in February 2024, and Mr. Berman, who passed away in February 2025, were previously determined to be independent by the Board as well.

What Committees has the Board established?
Our Board has established an Audit Committee, a Compensation Committee, a Nomination and Governance Committee and a Science and Technology Committee. Charters for each of these committees are available on the Company’s website at www.cryoportinc.com on the “Governance: Governance Documents” page under the heading “Investor Relations.” Information on the website does not constitute a part of this Proxy Statement.

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Corporate Governance

Chairperson	Member

NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATION AND GOVERNANCE COMMITTEE	SCIENTIFIC AND TECHNOLOGY COMMITTEE
Linda Baddour
Daniel M. Hancock
Robert Hariri, M.D., Ph.D.
Ram Jagannath
Ramkumar Mandalam, Ph.D.
Jerrell Shelton

Audit Committee
The functions of the Audit Committee are to (i) review the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls; and (ii) consider and review other matters relating to our financial and accounting affairs. The current members of the Audit Committee are Ms. Baddour, who is the Audit Committee Chair, Mr. Hancock and Dr. Mandalam. The Company has determined that Ms. Baddour qualifies as an “audit committee financial expert” as defined under the rules of the SEC. Additionally, the Company has determined that each member of the Audit Committee is “independent” under SEC and NASDAQ rules applicable to audit committee members, as well as meets NASDAQ’s financial literacy and financial sophistication requirements. During 2024, the Audit Committee held five meetings. In addition, the Audit Committee regularly held discussions regarding the consolidated financial statements of the Company during Board meetings.

Compensation Committee
The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, to produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement, as necessary, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs including stock incentive and benefit plans. The current members of the Compensation Committee are Dr. Mandalam, who is the Compensation Committee Chair, Mr. Hancock and Ms. Baddour, each of whom is “independent” under SEC and NASDAQ rules applicable to compensation committee members. Each of the current members of the Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act. During 2024, the Compensation Committee held five meetings.

Cryoport Inc	24	2025 Proxy Statement

Corporate Governance

Nomination & Governance Committee
The functions of the Nomination and Governance Committee are to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board for selection as director nominees individuals qualified to become members of the Board, (iv) recommend committee assignments to the Board, (v) recommend to the Board corporate governance principles and practices appropriate to the Company, (vi) provide oversight over the Company’s sustainability efforts as formalized in its ESG Program, and (vii) lead the Board in an annual review of its performance. The current members of the Nomination and Governance Committee are Ms. Baddour, who is the Nomination and Governance Committee Chair, Dr. Hariri and Dr. Mandalam. During 2024, the Nomination and Governance Committee held five meetings.

Science & Technology Committee
The functions of the Science and Technology Committee are to oversee matters pertaining to the Company’s strategic direction as related to products, systems and services serving the Company’s client businesses and investments in research and development and technology relating to the same. The current members of the Science and Technology Committee are Dr. Hariri, who is the Science and Technology Committee Chair, Mr. Hancock and Dr. Mandalam. During 2024, the Science and Technology Committee held two meetings.

What are the nominating procedures and criteria?
Director Qualifications. The Nomination and Governance Committee believes that persons nominated to the Board should have personal integrity and high ethical character. Candidates should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to the Company and its stockholders. Candidates must be able to represent fairly and equally all stockholders of the Company without favoring any particular stockholder group or other constituency of the Company and must be prepared to devote adequate time to the Board and its committees.

Identifying Director Candidates. The Nomination and Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors when vacancies occur. The Nomination and Governance Committee has a policy of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership and whom the Nomination and Governance Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board

In filling vacancies of the Board, the Nomination and Governance Committee will solicit recommendations for nominees from the persons the committee believes are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates. These persons may include members of the Board and management of the Company. The Nomination and Governance Committee may also engage a professional search firm to assist in identifying qualified candidates. In evaluating potential nominees, the Nomination and Governance Committee will oversee the collection of information concerning the background and qualifications of the candidate and determine whether the candidate satisfies the

Cryoport Inc	25	2025 Proxy Statement

Corporate Governance

qualifications required by the committee for election as director and whether the candidate possesses any of the specific skills or qualities that under the Board’s policies must be possessed by one or more members of the Board.

The Nomination and Governance Committee’s written policy on Board diversity provides that, when evaluating potential candidates for nomination, it will consider all aspects of each candidate’s qualifications and skills in the context of the needs of the Company at that point in time with a view to creating a Board with diversity along multiple dimensions, including race, ethnicity, gender, age, education, cultural background, viewpoints, skills, perspectives, professional experiences and other differentiating characteristics. The Nomination and Governance Committee also considers the results of the vote of the stockholders on the election of directors and stockholder engagement on diversity issues. While there can be no assurance such candidates will emerge, it is in the best interest of the Company, as a global provider of logistics services to the life sciences industry, to embrace the richness of diversity whenever possible.

The Nomination and Governance Committee will make its selections based on all the available information and relevant considerations. The Nomination and Governance Committee’s selection will be based on who, in the view of the committee, will be best suited for membership on the Board.

Stockholder Nominees. The Nomination and Governance Committee will consider director nominee recommendations by stockholders, provided the names of such nominees, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder nominations under the heading “Stockholder Proposals for Next Annual Meeting.” In making its selection, the Nomination and Governance Committee will evaluate candidates proposed by stockholders under criteria similar to other candidates, except that the committee may consider, as one of the factors in its evaluation, the size and duration of the interest of the recommending stockholder in the stock of the Company. The Nomination and Governance Committee may also consider the extent to which the recommending stockholder intends to continue to hold its interest in the Company, including whether the recommending stockholder intends to continue holding its interest at least through the time of the meeting at which the candidate is to be elected. The Secretary will forward all validly submitted recommendations to the Nomination and Governance Committee. The acceptance of a recommendation from a stockholder does not imply that the Nomination and Governance Committee will recommend to the Board the nomination of the stockholder recommended candidate.

Blackstone Nominee. Pursuant to the Securities Purchase Agreement entered into in connection with the issuance and sale of our Series C Preferred Stock, for so long as the Purchaser Parties (as defined in the Securities Purchase Agreement) hold 66.67% of the Series C Preferred Stock issued to them under the Securities Purchase Agreement, Blackstone Freeze Parent (as defined elsewhere in this Proxy Statement) has the right to nominate for election one member to the Board. Blackstone Freeze Parent has designated Mr. Jagannath as its nominee. For additional information, see “Certain Relationships and Related Transactions” in this Proxy Statement.

Cryoport Inc	26	2025 Proxy Statement

Corporate Governance

How is the Board structured?
Pursuant to our Amended and Restated Bylaws, the Chair of the Board presides at meetings of the Board. The Chair of the Board is currently the Company’s President and Chief Executive Officer, Mr. Shelton.

CHAIR
The Board has determined that its current structure, with a combined Chair and Chief Executive Officer, is in the best interests of the Company and its stockholders. The Board believes that combining the Chair and Chief Executive Officer positions is currently the most effective leadership structure for the Company given Mr. Shelton’s in-depth knowledge of the Company’s technology, business and industry, and his ability to formulate and implement strategic initiatives. Further, Mr. Shelton is intimately involved in the day-to-day operations of the Company and is thus in a position to elevate the most critical business issues for consideration by the independent directors of the Board.

LEAD DIRECTOR
The Board appointed Dr. Mandalam as the Lead Director in February 2025. Dr. Mandalam’s appointment follows the passing of Richard Berman, who served as our Lead Director for ten years. Among other responsibilities, the Lead Director presides over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the Chair and Chief Executive Officer and the independent directors, and performs such additional duties as our Board may otherwise determine and delegate. We believe the appointment of a Lead Director, the independent nature of the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee, as well as the practice of the independent directors regularly meeting in executive session without Mr. Shelton and the other members of the Company’s management present, ensures that the Board maintains a level of independent oversight of management that is appropriate for the Company.

Are there any family relationships among the directors and the executive officers?	There are no family relationships among any of our directors and executive officers.
What is the Board’s role in risk oversight?
The Board oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives to improve long-term performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, which includes internal controls and cybersecurity risks, and receives financial risk assessment reports from management. Risks related to the compensation

Cryoport Inc	27	2025 Proxy Statement

Corporate Governance

programs are reviewed by the Compensation Committee. The Nomination and Governance Committee is responsible for governance risk, including oversight of the Company’s policies on avoidance of conflicts of interest, insider trading, and management succession. The Board is advised by these committees of significant risks and management’s response via periodic updates.

DOES THE COMPANY HAVE AN INSIDER TRADING POLICY?
Yes, the Board has adopted an insider trading policy (the “Insider Trading and Tipping Policy”) that governs the purchase, sale, and other dispositions of our securities by our directors, officers, and employees. We believe our Insider Trading and Tipping Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. A copy of our Insider Trading and Tipping Policy was filed as Exhibit 19 to the 2024 Annual Report.

DOES THE COMPANY HAVE A POLICY LIMITING THE NUMBER OF other BOARDs that A DIRECTOR may serve on?
Yes, the Board has adopted a policy on other directorships and significant activities, commonly referred to as an overboarding policy, to help ensure that each director has sufficient time to devote to serving on the Board. In accordance with this policy, without specific approval from the Board, (i) a director may not serve on more than three public company boards of directors (including the Board); and (ii) no director that also serves as an executive officer or equivalent position of a public company may serve on more than two public company boards of directors (including the Board).

How can stockholders communicate with the Board?
The Board encourages stockholders to send communications about bona fide issues concerning the Company to the Board or specified members through its Nomination and Governance Committee. All such communications, except those related to stockholder proposals discussed under the heading “Stockholder Proposals for Next Annual Meeting,” must be sent to the Nomination and Governance Committee Chair at the Company’s offices at 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027. Any such communication will be promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Nomination and Governance Committee Chair, to be improper for submission to the intended recipient or recipients.

Cryoport Inc	28	2025 Proxy Statement

Ownership of Securities

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock and Series C Preferred Stock as of April 14, 2025 by (i) each person or group of affiliated persons known to the Company to beneficially own 5% or more of its common stock or Series C Preferred Stock, (ii) each of our named executive officers, (iii) each of our directors and (iv) and all of our current executive officers and directors as a group.
Percentage of beneficial ownership is calculated based on (i) 50,137,218 shares of common stock and (ii) 200,000 shares of Series C Preferred Stock, which are convertible into 6,246,154 shares of common stock within 60 days of April 14, 2025. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable within 60 days of April 14, 2025 pursuant to the exercise, conversion or vesting of stock options, preferred stock, restricted stock rights (“RSRs”) or other securities, applicable.
To calculate a stockholder’s percentage of beneficial ownership of common stock, we include in the numerator and denominator those shares of common stock underlying options, RSRs and convertible securities that such stockholder is considered to beneficially own. Shares of common stock underlying options, RSRs and convertible securities held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.

Cryoport Inc	29	2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Furthermore, unless otherwise indicated, the business address of each person is c/o Cryoport, Inc., 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned	Number of Shares of Series C Preferred Stock Beneficially Owned	Percentage of Shares of Series C Preferred Stock Beneficially Owned
Named Executive Officers and Directors:
Jerrell W. Shelton	3,005,827(1)	5.7%	—	—
Robert Hariri, M.D., Ph.D.	268,913(1)	*	—	—
Ramkumar Mandalam, Ph.D.	337,849(1)	*	—	—
Daniel Hancock	158,840(1)	*	—	—
Ram M. Jagannath	—	—	—	—
Linda Baddour	100,237(1)	*	—	—
Robert S. Stefanovich	837,457(1)	1.7%	—	—
Mark W. Sawicki, Ph.D.	356,924(1)	*	—	—
Edward J. Zecchini	307,524(1)	*
All directors and executive officers as a group (9 persons)	5,373,571(1)	10.0%	—	—

Other Stockholders:
Entities affiliated with The Blackstone Group Inc.	6,699,550(2)	13.4%	200,000(3)	100%
Brown Capital Management LLC	4,458,774(3)	8.9%	—	—
Entities Affiliated with Morgan Stanley	4,141,522(4)	8.3%
The Vanguard Group	2,838,903(5)	5.7%	—	—
BlackRock, Inc.	3,568,644(6)	7.1%	—	—
Entities Affiliated with Cadian Capital Management, LP	4,927,027(7)	9.8%	—	—
Alger Associates, Inc.	2,566,937(8)	5.1%	—	—
Entities Affiliated with Integrated Core Strategies (US) LLC	3,730,516(9)	7.4%	—	—

*	Represents less than 1%
(1)
Includes shares which individuals shown above have the right to acquire as of April 14, 2025, or within 60 days thereafter, pursuant to outstanding stock options and unvested RSR’s as follows: Mr. Shelton — 2,304,903 shares; Dr. Hariri — 261,197 shares; Dr. Mandalam 291,197 shares; Mr. Hancock — 136,197 shares, Ms. Baddour — 78,547 shares, Mr. Stefanovich — 504,261 shares, Dr. Sawicki — 293,990 shares and Mr. Zecchini — 51,070 shares. With respect to Mr. Stefanovich, also includes 165,000 shares held by the Jerrell W. Shelton 2021 GST Exempt Trust, over which Mr. Stefanovich has sole voting and dispositive power.

(2)
Represents (x) 443,057 shares of common stock and 195,439 shares of Series C Preferred Stock, which are convertible into 6,103,710 shares of common stock, directly held by Blackstone Freeze Parent L.P. and (y) 10,339 shares of common stock and 4,561 shares of Series C Preferred Stock, which are convertible into 142,444 shares of common stock, directly held by Blackstone Tactical Opportunities Fund—FD L.P.

Cryoport Inc	30	2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Blackstone Tactical Opportunities Associates III – NQ L.P. is the general partner of Blackstone Tactical Opportunities Fund – FD L.P. BTO DE GP – NQ L.L.C. is the general partner of Blackstone Tactical Opportunities Associates III – NQ L.P. Blackstone Holdings II L.P. is the managing member of BTO DE GP – NQ L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P.
BTO Holdings Manager L.L.C. is the general partner of Blackstone Freeze Parent L.P. Blackstone Tactical Opportunities Associates L.L.C. is the managing member of BTO Holdings Manager L.L.C. BTOA L.L.C. is the sole member of Blackstone Tactical Opportunities Associates L.L.C. Blackstone Holdings III L.P. is the managing member of BTOA L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P.
Blackstone Inc. is the sole member of each of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities. The address of each of the entities listed in this footnote and Mr. Schwarzman is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.
(3)
According to the Schedule 13G/A filed by Brown Capital Management, LLC on February 14, 2025, the shares reported are beneficially owned by Brown Capital Management, LLC, which has the sole voting power with respect to 2,115,018 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 4,458,774 shares, and shared dispositive power with respect to 0 shares. The address for Brown Capital Management, LLC is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(4)
According to the Schedule 13G filed by Morgan Stanley on February 8, 2024, the shares reported are beneficially owned by Morgan Stanley and Morgan Stanley Capital Services LLC. Morgan Stanley has the sole voting power with respect to 0 shares, shared voting power with respect to 4,088,185 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 4,141,522 shares. Morgan Stanley Capital Services LLC has the sole voting power with respect to 0 shares, shared voting power with respect to 4,005,390 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 4,005,390 shares. The address for these entities is 1585 Broadway, New York, NY 10036.

(5)
According to the Schedule 13G/A filed by The Vanguard Group on November 12, 2024, the shares reported are beneficially owned by The Vanguard Group, which has the sole voting power with respect to 0 shares, shared voting power with respect to 70,460 shares, sole dispositive power with respect to 2,726,546 shares, and shared dispositive power with respect to 112,357 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(6)
According to the Schedule 13G/A filed by BlackRock, Inc. on January 26, 2024, the shares reported are beneficially owned by BlackRock, Inc., which has the sole voting power with respect to 3,493,288 shares, shared voting power with respect to 0 shares, and sole dispositive power with respect to 3,568,644 shares, and shared dispositive power with respect to 0 shares. The shares are owned, directly or indirectly, by BlackRock, Inc., or its subsidiaries BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(7)
According to the Schedule 13G/A filed by Cadian Capital Management, LP on February 13, 2025, the shares reported are beneficially owned by Cadian Capital Management LP, Cadian Capital Management GP, LLC, and Eric Bannasch, which each has the sole voting power with respect to 0 shares, shared voting power with respect to 4,927,027 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 4,927,027 shares. The address for these entities is 535 Madison Avenue, 36th Floor, New York, NY 10022.

(8)
According to the Schedule 13G/A filed by Alger Associates, Inc. on February 14, 2025, the shares reported are beneficially owned by Alger Associates, Inc., which has the sole voting power with respect to 2,566,937 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,566,937 shares, and shared dispositive power with respect to 0 shares. Such shares are also reported to be beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of Fred Alger Management, LLC (“FAM”), a registered investment adviser. FAM is a wholly owned subsidiary of AlgerGroup Holdings, LLC (“AGH”), a holding company. AGH is a wholly owned subsidiary of Alger Associates, Inc., a holding company. The address for Alger Associates, Inc. is 100 Pearl Street, 27th Floor, New York, NY 10004.

(9)
According to the Schedule 13G filed by Integrated Core Strategies (US) LLC on October 16, 2024, the shares reported are beneficially owned by Integrated Core Strategies (US) LLC, Millennium Management LLC, Millennium Group Management LLC, and Israel A. Englander. Integrated Core Strategies (US) LLC has the sole voting power with respect to 0 shares, shared voting power with respect to 3,711,996 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 3,711,996 shares. Millennium Management LLC has the sole voting power with respect to 0 shares, shared voting power with respect to 3,730,516 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 3,730,516 shares. Millennium Group Management LLC has the sole voting power with respect to 0 shares, shared voting power with respect to 3,730,516 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 3,730,516 shares. Israel A. Englander has the sole voting power with respect to 0 shares, shared voting power with respect to 3,730,516 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 3,730,516 shares. The address for these entities is 399 Park Avenue, New York, New York 10022.

Cryoport Inc	31	2025 Proxy Statement

Proposal 2 To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2025

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) to audit the Company’s consolidated financial statements for the year ending December 31, 2025. The Board, upon the recommendation of the Audit Committee, has ratified the selection of Deloitte as the Company’s independent registered public accounting firm for 2025, subject to ratification by the stockholders. Deloitte served in this capacity for the year ended December 31, 2024, and has reported on the Company’s December 31, 2024 consolidated financial statements. There were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
Representatives of Deloitte are expected to be present at the Annual Meeting virtually with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Stockholder ratification of the selection of Deloitte as the Company’s independent auditors is not required by our Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Required Vote
Approval of this proposal to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for 2025 requires the affirmative vote of a majority of votes cast. Abstentions will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.

Cryoport Inc	32	2025 Proxy Statement

Independent Registered Public Accounting Firm Fees

The following table shows the fees that were billed to us for the audit and other services provided to the Company by Deloitte in 2023 and 2024.

	Year Ended December 31, 2024	Year Ended December 31, 2023
Audit Fees	$1,930,365	$1,967,325
Audit-Related Fees	—	—
Tax Fees	—	—
Other Fees	1,895	1,895
Total Fees	$1,932,260	$1,969,220

The fees billed to us by Deloitte during or related to the years ended December 31, 2024 and 2023, respectively, consist of audit fees, audit-related fees and tax fees, as follows:
Audit Fees

Audit fees consist of the fees for professional services rendered for the audit of our financial statements, audit of our internal control over financial reporting, review of our quarterly financial statements, accounting consultations, and those services that are normally provided by an independent auditor in connection with statutory and regulatory filings or engagements for the fiscal year, such as consents and other services related to SEC matters.

Audit-Related Fees
Audit-related fees consist of the fees for professional services rendered for due diligence services related to acquisitions. There were no audit-related fees in 2024 or 2023.
Tax Fees
Tax fees consist of the fees for other permissible professional services rendered in connection with tax compliance, tax advisory and tax planning. There were no tax fees in 2024 or 2023.

Cryoport Inc	33	2025 Proxy Statement

Independent Registered Public Accounting Firm Fees

All Other Fees
All other fees consist of fees for services other than the services reported in audit fees, audit-related fees and tax fees, including subscriptions to Deloitte’s accounting reference library.
Policy on Audit Committee Pre-Approval of Fees

The Audit Committee must pre-approve all services to be performed for us by our independent auditors. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between regularly scheduled meetings of the Audit Committee, the Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve services, in which case the Chair communicates such pre-approval to the full Audit Committee at its next meeting. The Audit Committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During the years ended December 31, 2024 and 2023, all services billed by Deloitte were pre-approved by the Audit Committee in accordance with this policy.

Information Regarding Change of Independent Registered Public Accounting Firms

As reported on the Company’s Current Report on Form 8-K, dated March 15, 2023, on March 9, 2023, the Company, at the direction of the Audit Committee, approved the appointment of Deloitte as the Company’s independent registered public accounting firm, beginning with the fiscal year ending December 31, 2023 and dismissed Ernst & Young, LLP (“E&Y”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022. E&Y had served as the Company’s independent registered public accounting firm since 2019. On March 9, 2023, the Company, with the approval of the Audit Committee, notified E&Y that
E&Y was being dismissed as the Company’s independent registered public accounting firm.

During the Company’s fiscal years ended December 31, 2021 and December 31, 2022 and the subsequent interim period through March 9, 2023, the Company did not have any disagreement with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements. In addition, during the Company’s fiscal years ended December 31, 2021 and December 31, 2022 and the subsequent interim period through March 9, 2023, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. E&Y’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2021 and December 31, 2022 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

Cryoport Inc	34	2025 Proxy Statement

Independent Registered Public Accounting Firm Fees

On March 9, 2023, the Audit Committee approved the appointment of Deloitte as the Company’s new independent registered public accounting firm commencing for its quarter ending March 31, 2023 and its fiscal year ending December 31, 2023.

During the Company’s fiscal years ended December 31, 2021 and December 31, 2022 and the subsequent interim period through March 9, 2023, the Company did not consult Deloitte on any matter relating to either (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Cryoport Inc	35	2025 Proxy Statement

Audit Committee Report

The Audit Committee has furnished the following report on the Company’s audit procedures and its relationship with its independent registered public accounting firm, Deloitte, for 2024.
The Audit Committee has reviewed and discussed with the Company’s management the audited consolidated financial statements. The Audit Committee has also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
Deloitte also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte that firm’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2024 Annual Report.
Respectfully submitted by the Audit Committee:

Linda Baddour (Chair)
Daniel M. Hancock
Ramkumar Mandalam, Ph.D.
Pursuant to Instruction 1 to Item 407(d) of Regulation S-K, the information set forth under “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference.

Cryoport Inc	36	2025 Proxy Statement

Proposal 3 To approve, on an advisory basis, the compensation of the named executive officers

As required by Section 14A of the Exchange Act, we provide our stockholders the opportunity to vote, on an advisory (non-binding) basis, on the compensation of our named executive officers as disclosed in this Proxy Statement.
We encourage stockholders to read the “Compensation Discussion and Analysis” section in this Proxy Statement, which describes how our executive compensation programs are designed to motivate our executive officers to enhance stockholder value, provide a fair reward for this effort and stimulate our executive officers’ professional and personal growth. The Company seeks to provide near-term and long-term financial incentives that align the executive officers’ interest with those of the stockholders and focus executive officer behavior on the achievement of near-term corporate goals, as well as long-term business objectives and strategies. We believe that this alignment between executive compensation and stockholder interests has driven corporate performance over time.
Accordingly, the Board is asking our stockholders to approve the following non-binding, advisory resolution at the Annual Meeting:
“RESOLVED, that the stockholders of the Company APPROVE, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future decisions on the compensation of our named executive officers and the Company’s executive compensation principles, policies, and procedures.
As advised by our stockholders at the 2019 Annual Meeting of Stockholders and approved by our Board, the say-on-pay vote has been held annually. At this year’s Annual Meeting, our stockholders will again have the opportunity to approve, on an advisory basis, the preferred frequency of future say-on-pay votes (see Proposal 4). Assuming the Company’s stockholders approve the option recommended by the Board with respect to Proposal 4, we expect that the next say-on-pay vote will take place at the 2026 Annual Meeting of Stockholders.
Required Vote
Approval of this proposal and the adoption of this say-on-pay resolution requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

Cryoport Inc	37	2025 Proxy Statement

Proposal 4 To approve, on an advisory basis, the preferred frequency of future advisory votes on the compensation of the named executive officers

In addition to providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers (see Proposal 3), we also are seeking a non-binding, advisory vote on how frequently such say-on-pay vote should be presented to our stockholders in the future as required by Section 14A of the Exchange Act. At the Annual Meeting, stockholders will be given the opportunity to vote on whether they prefer to have future say-on-pay votes occur:
•	every year;
•	every two years; or
•	every three years.
In accordance with SEC rules, our stockholders will have the opportunity at least every six years to recommend the frequency of future say-on-pay votes.
The Board believes that future say-on-pay votes should occur every year in order to allow our stockholders the ability to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.
Because the vote on this proposal is advisory in nature, it will not be binding on the Board. However, the Board will consider the outcome of the vote along with other factors when making its decision about the frequency of future “say-on-pay” votes.
Required Vote
The option of one year, two years or three years that receives the greatest number of votes will be considered the frequency selected by our stockholders. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR “ONE YEAR” AS THE PREFERRED FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

Cryoport Inc	38	2025 Proxy Statement

Compensation Discussion and Analysis

Executive Compensation Philosophy
The Compensation Committee’s compensation philosophy is to provide compensation that will attract and maintain high-performing talent in our industry, motivate the Company’s executive officers to create long-term value and enhance stockholder value, provide a fair reward for their accomplishments, and stimulate our executive officers’ professional and personal growth. The Compensation Committee believes that the compensation of its executive officers should align the executive officers’ interests with those of the stockholders and focus executive officer behavior not only on the achievement of near-term corporate goals, but also on the achievement of long-term business objectives and strategies.

The Compensation Committee evaluates the performance and compensation of executive officers annually to make sure that compensation remains competitive relative to compensation paid by companies of similar size operating in our industries, considering the Company’s relative performance and strategic goals. The Compensation Committee considers the total current and potential long-term compensation of each of our executive officers in establishing each element of compensation and views each element as related but distinct.

The Compensation Committee also believes that it must maintain flexibility in establishing compensation practices to allow it to address compensation trends, competitive issues, business needs, economic environment and special situations that will be encountered in the recruitment, retention, and promotion of employees. Therefore, the compensation practices approved by the Compensation Committee will likely vary from year to year and from person to person, depending on the particular circumstances.

Compensation Program Overview
This Compensation Discussion and Analysis section focuses on the following executives who were our named executive officers (“NEOs”) for 2024:

Name	Title
Jerrell Shelton	Chair, President and Chief Executive Officer
Robert Stefanovich	Senior Vice President, Chief Administrative Officer and Chief Financial Officer
Mark Sawicki, Ph.D.	Senior Vice President and Chief Scientific Officer, also CEO of Cryoport Systems, LLC
Edward Zecchini	Senior Vice President and Chief Digital and Technology Officer

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COMPENSATION DISCUSSION AND ANALYSIS

Each compensation program component and the rationale for it are as follows:
•	base salary that provides a fixed level of cash compensation to attract and retain skilled senior executives;
•
annual cash incentive compensation that motivates the executive officers to lead and manage the business to meet the Company’s short-and long-term objectives of responsibly delivering targeted Total Stockholder Return (TSR);

•
performance-based stock options that align executives with stockholders through gains in equity value (exercise price is set 10% higher than our closing stock price on the date of grant) and encourages retention and motivates long-term thinking to respond to the Company’s business challenges through time-based vesting over four years; and

•
restricted stock rights (RSRs) awards that align executives’ interest with stockholders’ interest through equity ownership to ensure that its executive officers are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees through time-based vesting over a four-year period.

Consistent with the foregoing, our executive compensation program for 2024 reflected the following:
•
“At-risk” compensation focuses executives on achievement of short- and long-term goals. The Company’s executive compensation program is primarily performance-based, for both short-term incentives (annual cash bonuses) and long-term incentives (equity awards). In 2024, a majority of the primary compensation (base salary, annual equity awards and target cash bonuses under our Management Incentive Plan, in each case as reflected in the “Salary,” “Stock Awards,” “Option Awards,” columns of the 2024 Summary Compensation Table and in the “Target Bonus” column of the “2024 Bonus Calculations”) of our Chief Executive Officer and our other NEOs was variable (approximately 60.7% and 50.2%, respectively), based on performance or stock price.

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•
Short-term cash incentives should be based on objective, measurable goals to drive the achievement of strong annual performance. For 2024, under the Management Incentive Plan (the “Bonus Plan”), our Chief Executive Officer and other NEOs were eligible for target cash bonuses equal to 100% and 60% of base salary, respectively, that could be earned at 0-150% of target based on performance against annual revenue (40% weighting), adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) (40% weighting), and individual (20% weighting) goals, except with respect to the Chief Executive Officer, whose incentive payout is calculated based solely on the annual revenue goal and annual Adjusted EBITDA goal to closely align his compensation with the Company’s performance, which results in 50% of his bonus opportunity being based on an annual revenue goal and 50% being based on an Adjusted EBITDA goal.

•
A majority of long-term incentives should be performance-based. More than 50% of our long-term incentive value was granted in the form of performance-based stock options for 2024. In 2024, long-term incentive compensation value for our Chief Executive Officer was comprised of approximately 56% performance-based stock options and 44% RSRs and for our other NEOs was comprised of approximately 53% performance-based stock options and 47% RSRs. The performance-based stock options have an exercise price that is 10% higher than our closing stock price on the date of grant, thus requiring achievement of a 10% stock price increase before the stock options begin to have realizable value to the executives, subject to the service-based vesting conditions.

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COMPENSATION DISCUSSION AND ANALYSIS

Positive Executive Compensation Practices
The following features of our compensation program are designed to align the interests of our executive team with those of our stockholders and with market best practice:

What We Do		What We Don’t Do
✔	Grant compensation that is primarily at-risk and variable	✘	Allow hedging or pledging of Company stock
✔	Subject short-term incentive compensation to measurable and rigorous goals	✘	Reprice stock options
✔	Use an independent compensation consultant	✘	Provide excessive perquisites
✔	Cap annual cash incentive payments at 150% of target and stock options do not provide value unless there is a stock price increase	✘	Provide supplemental executive retirement plans
✔	Award over 50% of long-term incentive compensation in performance-based option awards	✘	Pay tax gross-ups on a change in control
✔	Structure compensation to avoid excessive risk taking	✘	Provide “single trigger” change in control payments
✔	Provide compensation that is competitive with an industry peer group	✘	Provide excessive severance benefits
✔	Have rigorous stock ownership guidelines
✔	Have a robust recoupment policy

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COMPENSATION DISCUSSION AND ANALYSIS

Process for Determining Executive Compensation
The Compensation Committee has the sole authority and responsibility to review and determine, or recommend to the Board for determination, the compensation package of our Chief Executive Officer and other NEOs. The Compensation Committee considers a number of factors in setting compensation for its executive officers, including Company performance, the executive’s functional performance, leadership, experience and responsibilities, and the compensation of executive officers in similar positions in our peer group of companies. The Compensation Committee also considers our Chief Executive Officer’s recommendations as to the executive officers’ compensation (other than his own) based on his review of the performance of our executive officers and as to the performance goals of the Bonus Plan.

Say-on-Pay and Stockholder Engagement
As part of the Compensation Committee’s annual review of the executive compensation program, it considers the outcome of the annual advisory vote of stockholders. At the 2024 Annual Meeting of Stockholders, approximately 98% of the “say-on-pay” votes cast were in favor of the compensation of the Company’s NEOs in 2023.

During 2024, senior management of the Company presented and participated in fourteen investor conferences and non-deal roadshows. Also, after every quarterly earnings call, we arrange conference calls with our top stockholders and all of the analysts covering our Company. The Company believes these discussions help further align the Company’s interests with the best interests of its stockholders.

Independent Consultant; Peer Group and Benchmarking
The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) from time-to-time since 2016 to review our executive compensation programs and to assess our executive officers’ base salaries, incentive opportunities, target and actual total cash, long-term incentive value and total direct compensation from a competitive standpoint. For each fiscal year, including 2024, the Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and the corporate governance rules of The NASDAQ Stock Market and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee. FW Cook has assisted the Compensation Committee in defining the appropriate market of our peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group.

In late 2022, FW Cook provided the Compensation Committee with an analysis of base salary, target bonus, target total cash, long-term incentive value and design and target total compensation for executives of comparable healthcare technology, life sciences tools and services, biotechnology, application software, data processing, and logistics companies serving the life sciences and biotechnology industries. In performing this analysis, FW Cook used a peer group of 15 companies, which was reviewed and approved by our Compensation Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

The peer group used in the analysis consisted of the following companies:

Agios Pharmaceuticals, Inc.	Manhattan Associates, Inc.	Repligen Corp
Azenta, Inc. (formerly Brooks Automation, Inc.)	Medpace Holdings, Inc.	Simulations Plus, Inc.
Biolife Solutions Inc.	Mesa Laboratories, Inc.	SPS Commerce, Inc.
Evolent Health, Inc.	Pegasystems Inc.	Veracyte, Inc.
Lantheus Holdings	Regenxbio Inc.	Verint Systems Inc

The Compensation Committee considered peer group compensation data when setting 2024 target compensation for Company executives.
The Compensation Committee uses the peer group compensation data as one of several factors in determining appropriate compensation parameters for base salary, variable cash compensation and equity-based, long-term incentives. The Compensation Committee’s executive compensation decisions are made on a case-by-case basis, and specific benchmark results do not, in and of themselves, determine individual target compensation decisions.
The Compensation Committee anticipates that it will continue to conduct similar reviews of our executive compensation practices and use independent outside consultants for similar services in the future.
Executive Compensation
Generally, our Compensation Committee reviews and, as appropriate, modifies compensation arrangements for executive officers during the first quarter of each year (with equity grants generally made during the first quarter or early in the second quarter). During 2024, the CEO reviewed the performance and compensation of executive team members other than himself and made compensation recommendations to the Compensation Committee. In making its decisions regarding executive compensation, the Compensation Committee meets outside the presence of executive officers when making final decisions about each executive officer. The CEO is periodically present during portions of these deliberations that relate to the compensation for other executives but does not participate in discussions regarding his own pay.
The Compensation Committee believes its executive compensation programs for the fiscal year ended December 31, 2024 appropriately rewarded the executives based on the Company’s accomplishments during the year as outlined further above under ‘Our 2024 Results’ in the ‘Our Company’ section of this Proxy.

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Elements of Executive Compensation
Compensation for executives consists of three principal components: base salary, potential annual cash incentive bonus, and long-term incentives.

Base Salary
Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Each executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within the Company and similarly situated executives within our peer group. Base salary is typically reviewed annually. The Compensation Committee believes that the base salaries paid to our executive officers during the fiscal year ended December 31, 2024 achieved the Company’s compensation objectives. Base salaries for the NEOs for 2023 and 2024 are as follows:

	2023 Base Salary ($)	2024 Base Salary ($)	Base Salary Increase in 2024 vs. 2023 (%)
Jerrell Shelton	893,255	937,918	5
Robert Stefanovich	551,500	579,075	5
Mark Sawicki, Ph.D.	551,500	579,075	5
Edward Zecchini(1)	—	579,075	—

(1)	Mr. Zecchini joined the Company as its Senior Vice President and Chief Digital and Technology Officer in February 2024.
Annual Cash Incentive Bonuses
For 2024, as in prior years, executives were eligible for bonuses under the Bonus Plan, a formal incentive plan with pre-established goals and weightings, which was designed to reward achievements based upon quantitative Company and individual performance.
Per the Bonus Plan, the Company’s executive officers, and certain other non-executive officers, may be eligible to receive a cash bonus expressed as a percentage of their base salary in the event the Company achieves certain business metrics and the attainment of personal strategic objectives. Forty percent (40%) of the bonus opportunity is based on an annual revenue goal (the “Revenue Goal”); forty percent (40%) of the bonus opportunity is based on an annual Adjusted EBITDA goal (the “Adjusted EBITDA Goal”) and, collectively with the Revenue Goal, the “Base Financial Goals”); and twenty percent (20%) of the bonus opportunity is based on the attainment of personal strategic objectives, with such personal strategic objectives determined by the Compensation Committee; provided that the Chief Executive Officer’s incentive payout is calculated based solely on the Base Financial Goals, which results in 50% of his bonus opportunity being based on the Revenue Goal and 50% of his bonus opportunity being based on Adjusted EBITDA Goal. Under the Bonus Plan, Adjusted EBITDA is the adjusted

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earnings before interest, taxes, depreciation and amortization calculated in the manner reported by the Company in its public filings with the SEC. As the Company’s President and Chief Executive Officer, Mr. Shelton is responsible for developing company strategy and overseeing all of the Company’s corporate functions, global commercial activities and engineering and development initiatives. Because of his role and responsibilities, Mr. Shelton’s incentive payout is calculated based solely on the Base Financial Goals to closely align his compensation with the Company’s financial performance. The Compensation Committee chose revenue and Adjusted EBITDA as Base Financial Goals because it currently views these to be the best measures of the Company’s annual performance.
Bonuses can be earned at 0-150% of target, based on actual performance. Performance below the threshold level results in a 0% payout with respect to the applicable goal. The annual cash incentive compensation earned by each executive officer is determined by the Compensation Committee after the end of each fiscal year and is calculated as a percentage of the executive officer’s target annual cash incentive compensation.
The Company establishes the target amount payable under the Bonus Plan for executive officers at a level that represents a meaningful portion of the executive officers’ cash compensation. In establishing these levels, in addition to considering the incentives that the Company wants to provide to the executive officers, it also considers the annual target cash incentive compensation levels for comparable positions within our peer group and our own historical practices. The Compensation Committee established Mr. Shelton’s bonus opportunity for 2024 at 100% of his base salary and Mr. Stefanovich’s, Dr. Sawicki’s and Mr. Zecchini’s bonus opportunity at 60% of their base salaries, in each case consistent with the prior year opportunity as a percentage of base salary, with the exception of Mr. Zecchini who joined the Company as an executive in 2024.
Plan Protocol
The Compensation Committee administers the Bonus Plan:
1.
At the beginning of the fiscal year, the Chief Executive Officer, with assistance from senior management, proposes Base Financial Goals and other personal strategic objectives (for executives other than himself) tied to individual results, measurement criteria and weightings, subject to review and approval by the Compensation Committee.

2.
At the beginning of the following fiscal year, the Chief Executive Officer evaluates performance levels and the achievement of the established Base Financial Goals and personal strategic objectives for all executive officers except for himself, which are subject to review and approval by the Compensation Committee. Specific bonus award recommendations for all participants (except the Chief Executive Officer) are submitted by the Chief Executive Officer to the Compensation Committee for review.

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3.
The Compensation Committee determines the bonus awards for individual participants based on the target amount payable under the Bonus Plan for such participant, the Company’s performance against the Base Financial Goals and the attainment of the participant’s personal strategic objectives, as applicable.

2024 Plan Payout
For the fiscal year ended December 31, 2024, the Compensation Committee established Base Financial Goals and personal strategic objectives for each executive officer in March of 2024, which were revised in September of 2024 to adjust the Base Financial Goals in response to the changing economic landscape.
Achievement of Base Financial Goals
The Base Financial Goals and the payout percentages for the Base Financial Goals of the Bonus Plan for 2024 of Cryoport, Inc., which were applicable to Mr. Shelton, Mr. Stefanovich and Mr. Zecchini, were as follows:

	Base Financial Goals
	Revenue					Adjusted EBITDA
		2024 Revenue ($000)		% of Goal Achievement	Payout as % of Target		2024 Adj. EBITDA ($000)		% of Goal Achieved	Payout as % of Target
Maximum	>	$250.7	>	109%	150%	>	$(6.8)	>	120%	150%
		$239.2		104%	125%		$(7.4)		110%	125%
Target		$230.0		100%	100%		$(8.4)		100%	100%
		$223.1		97%	75%		$(9.0)		90%	75%
Threshold		$216.2		94%	50%		$(10.1)		80%	50%
	<	$216.2	<	94%	0%	<	$(10.1)	<	80%	0%

The following table summarizes the actual results against the target Base Financial Goals, percentage of goal achievement and actual payout percentages for the Base Financial Goals of the Bonus Plan for 2024 of Cryoport, Inc., which were applicable to Mr. Shelton, Mr. Stefanovich and Mr. Zecchini:

Financial Goal	Target ($000)	Results ($000)	% of Goal Achievement	Actual Payout as a Percent of Target
Revenue	$230.0	$228.4	99.3%	94.2%
Adjusted EBITDA	$(8.4)	($15.1)	N/A%	0%

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The Base Financial Goals and the payout percentages for the Base Financial Goals of the Bonus Plan for 2024 of Cryoport Systems, LLC, which were applicable to Dr. Sawicki, were as follows:

	Base Financial Goals
	Revenue					Adjusted EBITDA
		2024 Revenue ($000)		% of Goal Achievement	Payout as % of Target		2024 Adj. EBITDA ($000)		% of Goal Achieved	Payout as % of Target
Maximum	>	$88.9	>	109%	150%	>	$(11.5)	>	100%	150%
		$84.9		104%	125%		$(12.5)		100%	125%
Target		$81.6		100%	100%		$(13.8)		100%	100%
		$79.2		97%	75%		$(15.3)		90%	75%
Threshold		$76.7		94%	50%		$(17.3)		80%	50%
	<	$76.7	<	94%	0%	<	$(17.3)	<	80%	0%

The following table summarizes the actual results against the target Base Financial Goals, percentage of goal achievement and actual payout percentages for the Base Financial Goals of the Bonus Plan for 2024 of Cryoport Systems, LLC, which were applicable to Dr. Sawicki:

Financial Goal	Target ($000)	Results ($000)	% of Goal Achievement	Actual Payout as Percent of Target
Revenue	$81.6	$76.3	93.51%	0%
Adjusted EBITDA	$(13.8)	$(15.8)	87.04%	68.2%

Achievement of Personal Strategic Objectives
Our Chief Executive Officer evaluated the NEOs actual performance against their personal strategic objectives and submitted such evaluation to the Compensation Committee. The ultimate determination of achievement of the personal strategic objectives is at the sole discretion of the Compensation Committee. The performance assessment for the other corporate objectives tied to individual results is not calculated on a line-item basis, but rather represents an overall assessment as to how the executive officer contributed to the success of the Company through and within his area of responsibility. The individual objectives are designed to be difficult to achieve at 100%. The Compensation Committee has assessed the attainment of these objectives by Mr. Stefanovich, Mr. Zecchini and Dr. Sawicki for 2024.
As the Company’s Chief Financial Officer and Chief Administrative Officer, Mr. Stefanovich is responsible for the Company’s financial strategy, reporting and compliance, financial controls, tax, treasury, legal, and human resources. Mr. Stefanovich’s personal strategic objectives for 2024 included scaling the Company’s global financial organization, improving financial systems the execution on capital structure initiatives, the integration of our acquisitions, continued improvements in the Company’s financial closing and internal

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controls processes as well as the continued expansion of both management and external reporting capabilities to enhance business decision making and improve transparency of financial performance. The overall evaluation of achievement of these factors involves both quantitative and qualitative analysis. The Chief Executive Officer evaluated Mr. Stefanovich’s actual performance against his individual objectives, in light of his contributions detailed above, and submitted such evaluation to the Compensation Committee, which determined that the attainment level of the individual objectives for Mr. Stefanovich was 100%.
As the Company’s Chief Scientific Officer and CEO of Cryoport Systems, Dr. Sawicki is responsible for oversight of all scientific and technical aspects of the Company and its subsidiaries. Dr. Sawicki’s personal strategic objectives for 2024 included the leadership, further development, financial performance of Cryoport Systems, and continued improvements in the Company’s and Cryoport Systems’ technology advancements to improve competitive positionings. The overall evaluation of achievement of these factors involves both quantitative and qualitative analysis. The Chief Executive Officer evaluated Dr. Sawicki’s actual performance against his individual objectives, in light of his contributions detailed above, and submitted such evaluation to the Compensation Committee, which determined that the attainment level of the individual objectives for Dr. Sawicki was 100%.
As the Company’s Chief Digital and Technology Officer, Mr. Zecchini is responsible for developing the company’s digital strategy, making the company’s technology agile and supportive of the business units’ changing markets, and developing information in a format useful to the future of the Company and its subsidiaries. Mr. Zecchini’s personal strategic objectives for 2024 included assessing talent and making adjustments to support his assigned responsibilities, not to exceed the budgets submitted by the individual business units and map out a technology transition plan for the future. The overall evaluation of achievement of these factors involves both quantitative and qualitative analysis. The Chief Executive Officer evaluated Mr. Zecchini’s actual performance against his individual objectives, in light of his contributions detailed above, and submitted such evaluation to the Compensation Committee, which determined that the attainment level of the individual objectives for Mr. Zecchini was 100%.
Calculation of Actual Payouts
The resulting individual actual payouts as a percentage of target bonus under the Bonus Plan for 2024 were as follows:

	Revenue Goal		Adj. EBITDA Goal		Personal Strategic Objectives		Actual Payout as % of Target Bonus
	Payout as a % of Target	% of Bonus Opportunity	Payout as a % of Target	% of Bonus Opportunity	Payout as a % of Target	% of Bonus Opportunity
Jerrell Shelton	94.2%	50%	0.0%	50%	n/a	n/a	47.0%
Robert Stefanovich	94.2%	40%	0.0%	40%	100%	20%	57.7%

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	Revenue Goal		Adj. EBITDA Goal		Personal Strategic Objectives		Actual Payout as % of Target Bonus
	Payout as a % of Target	% of Bonus Opportunity	Payout as a % of Target	% of Bonus Opportunity	Payout as a % of Target	% of Bonus Opportunity
Mark Sawicki, Ph.D.	0.0%	40%	68.2%	40%	100%	20%	47.3%
Edward Zecchini	94.2%	40%	0.0%	40%	100%	20%	57.7%

The resulting individual actual payouts under the Bonus Plan for 2024 were as follows:

	2024 Bonus Calculations
	Target Bonus ($)	Target Bonus as % of Base Salary	Target Bonus ($)	Actual Payout as % of Target	Actual Payout ($)
Jerrell Shelton	$937,918	100%	$937,818	47.0%	$441,128
Robert Stefanovich	$579,075	60%	$347,445	57.7%	$200,475
Mark Sawicki, Ph.D.	$579,075	60%	$347,445	47.3	$164,341
Edward Zecchini	$579,075	60%	$347,445	57.7%	$200,475

Long-Term Incentives
The long-term incentive program for the executive officers included a mix of performance-based (premium-priced) stock options and RSRs that are subject to time-based vesting. The performance-based stock options were priced at a premium of 10% above the market price on the date of grant.
The Compensation Committee believes that our long-term incentive program is an effective vehicle for the long-term element of compensation, as the awards align individual and team performance with the achievement of the Company’s strategic and financial goals over time, and with stockholders’ interests. Stock options, which have exercise prices equal to at least the fair market value of the Company’s stock on the date of grant, reward executive officers only if the stock price increases above the exercise price. The value of RSRs are impacted by both increases and decreases in stock price.
The number of equity awards granted has been based on the executive’s position, the executive’s performance in the prior year, the Company’s overall performance, the executive’s potential for continued sustained contributions to our success, and competitive market information. Based on market data provided by FW Cook, the Compensation Committee considers the equity grant levels of the peer group when recommending equity awards for executive officers.

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In 2024, long-term incentive compensation for our Chief Executive Officer comprised of approximately 56% performance-based stock options and 44% RSRs and for our NEOs, other than the Chief Executive Officer, comprised of approximately 53% performance-based stock options and 47% RSRs. The performance-based stock options granted to the executive officers in 2024 have seven-year terms and vest monthly over four years on a pro rata basis. The RSRs granted to the executive officers in 2024 vest annually over four years on a pro rata basis.
Vesting of the stock options and RSRs occur only if the executive officer is employed by the Company or an affiliate through each vesting date, unless they meet certain requirements for continued vesting.
The 2024 long-term incentive awards are summarized in the table below. The grants were made under the Company’s 2018 Omnibus Equity Incentive Plan (the “2018 Plan”). The grant date fair value of each award was determined using the Black-Scholes model for stock options and was based on the closing price of the Company’s common stock on the date of grant for RSRs. Additional information about equity awards granted in 2024 is provided below in the Grants of Plan-Based Awards table.

	2024 Long Term Incentives Grant Value
Name	Stock Options	RSRs	Total
Jerrell Shelton	$286,376	$226,197	$512,573
Robert Stefanovich	$96,603	$87,285	$183,888
Mark Sawicki, Ph.D.	$96,603	$87,285	$183,888
Edward Zecchini	$181,696	$158,707	$340,403

Additional Policies and Benefits
Equity Grant Policies. Executives’ stock options are granted with an exercise price equal to or greater than the fair market value of the Company’s common stock, which is deemed to be the closing price on the date of grant. Equity grants to executives currently are made pursuant to the Company’s 2018 Plan. Equity grants generally consist of a mix of RSRs and/or stock options. For executive-level hires, the award value is established through arm’s-length negotiation at the time of hire, taking into account the executive’s qualifications, experience and competitive market information for similar positions in the biotechnology industry, as well as the current compensation approach of the Company.

Historically, the Compensation Committee approves annual equity awards for employees, including our named executive officers, at its regularly scheduled meeting in March. The Compensation Committee typically approves grants made to new hires, including newly hired executives, on a quarterly basis at regularly scheduled meetings. We do not coordinate equity grants to the timing of releases of material non-public information. During the year ended December 31, 2024, no stock options, stock appreciation rights (“SARs”) or similar instruments were granted within four business days before or one business day after the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information.

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Restrictions on Hedging or Pledging. Our Insider Trading and Tipping Policy prohibits directors and employees (including executive officers) and certain other “Designated Outsiders” from engaging in any transactions involving any hedging or derivatives of Company securities, including trading in futures and derivative securities and engaging in hedging activities relating to Company securities, including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps, exchange funds or other arrangements or instruments designed to hedge or offset decreases in the market value of Company securities. Further, our Insider Trading and Tipping Policy provides that the covered persons described above are prohibited from initiating any transactions that involve pledging any Company securities as collateral for a loan or holding Company securities as security in a margin account after the adoption of the policy.
Clawback Policy. Our Board has adopted a clawback policy providing that the Company is required to recover incentive compensation from any covered individual (except where the Board determines, in a manner consistent with the Nasdaq clawback rules, that recovery would be impracticable) if the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws. The amount of excess incentive compensation includes excess incentive compensation received by any current or former executive officer (or other employee designated by the Board as covered by the policy) during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.
Stock Ownership Guidelines. Our Board believes that, in order to more closely align the interests of our executive officers with the long-term interests of the Company’s stockholders, all executive officers should maintain a minimum level of equity interests in the Company’s common stock. Executive officer stock ownership guidelines are based on the value of common stock owned as a multiple of base salary. The guidelines are reviewed annually and revised upward as appropriate to keep pace with competitive and good governance practices. The current multiples are set based upon each officer’s position, as set forth below:

Position	Stock Ownership Multiple
Chief Executive Officer	6x base salary
Chief Financial Officer, Chief Scientific Officer, EVP, SVP or Subsidiary/Group CEO’s	3x base salary
Other Executive Officers	2x base salary

Ownership levels are expected to be achieved within five years of the guideline being applicable. If an executive officer fails to comply with the guidelines, the Compensation Committee may require such executive officer to retain 100% of the after-tax value of all vested equity awards earned under the Company’s executive compensation program until the guideline is achieved. As of the Record Date, all NEOs were either in compliance with the guidelines or had additional time to achieve them.

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Other Benefits. The Company provides certain additional benefits to executive officers that are also generally available to employees, including medical, dental, vision and life insurance coverage, 401(k) matching contributions; however, the Compensation Committee in its discretion may revise, amend, or add to these benefits.
Post-employment Compensation. The NEOs are entitled to certain severance and change in control benefits, the terms of which are described below under “Executive Compensation—Potential Payments upon Termination or Change in Control.” While the Compensation Committee believes the severance and change in control benefits are an essential element of the overall executive compensation package and assist the Company in recruiting and retaining talented individuals and aligning the executive’s interests with the best interests of the stockholders, these agreements do not factor into our decisions surrounding the executive’s cash and equity compensation.
Tax and Accounting Considerations. In connection with its determination of the various elements of compensation for our executive officers, the Compensation Committee has taken into account the impact of Section 162(m) of the Internal Revenue Code on the deductibility of compensation for federal income tax purposes. Section 162(m) limits the deductibility of compensation paid to covered employees to $1 million annually. Notwithstanding Section 162(m), the Compensation Committee has the discretion to design and implement elements of executive compensation that may not be fully deductible for income tax purposes.
Compensation Risk Assessment. The Compensation Committee considers and evaluates risks related to the Company’s cash and equity-based compensation programs and practices as well as evaluates whether the Company’s compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on the Company. Consistent with SEC disclosure requirements, the Compensation Committee has worked with management to assess compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Compensation Committee Interlocks and Insider Participation. During the fiscal year ended December 31, 2024, Mr. Zecchini (prior to his resignation from the Board and joining the Company as Senior Vice President – Chief Digital & Technology Officer in February 2024), Mr. Mandalam, Daniel M. Hancock, and Mr. Berman (prior to his passing in February 2025) served on the Compensation Committee. None of our executive officers currently serves, or during the fiscal year ended December 31, 2024 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

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Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee:

Ramkumar Mandalam, Ph.D., Chair
Linda Baddour
Daniel Hancock

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2024 Summary Compensation Table
The following table contains information with respect to the compensation of our NEOs for the years ended December 31, 2024, 2023 and 2022 for each of the years during which such individuals were NEOs:

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Jerrell W. Shelton President and Chief Executive Officer	2024	921,169	226,197	286,376	441,128	—	1,874,870
	2023	865,597	585,729	785,432	—	—	2,236,758
	2022	791,562	731,213	963,359	—	—	2,486,134

Robert S. Stefanovich Senior Vice President and Chief Financial Officer	2024	568,734	87,285	96,603	200,475	13,800	966,897
	2023	534,437	226,037	269,203	—	13,200	1,042,877
	2022	488,750	282,180	330,123	—	12,200	1,113,253

Mark W. Sawicki, Ph.D. Chief Scientific Officer	2024	568,739	87,285	96,603	164,341	13,800	930,768
	2023	534,437	226,037	269,203	—	13,200	1,042,877
	2022	488,750	282,180	330,123	—	12,200	1,113,253

Edward Zecchini Senior Vice President and Chief Digital and Technology Officer	2024	474,519	158,707	181,696	200,475	25,268	1,040,665

(1)
The amounts in this column represent the dollar value of base salary earned during each fiscal year indicated. With respect to Mr. Zecchini, the amount in this column represents the base salary earned by Mr. Zecchini as Senior Vice President and Chief Digital and Technology Officer, effective February 19, 2024.

(2)
The amounts in this column represent the aggregate grant date fair value of all RSRs awards at the date of grant calculated in accordance with FASB ASC Topic 718. The grant date fair value for RSR awards granted was determined using the closing price of the Company’s common stock on the grant date multiplied by the number of shares subject to the award.

(3)
The amounts in this column represent the aggregate grant date fair value of all stock option awards at the date of grant calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made during the years ended December 31, 2024, 2023 and 2022, see Note 18 “Stock-Based Compensation” in the consolidated financial statements included in the 2024 Annual Report.

(4)
The amounts in this column represent cash bonuses earned by the NEOs under the Bonus Plan for 2024 as discussed under the heading “Elements of Executive Compensation—Annual Cash Bonuses” in the Compensation Discussion and Analysis section.

(5)
The amounts in this column represent the match paid by the Company on behalf of such individual into the Company 401(k) plan on 100% of the first 3% of eligible compensation contributed by such individual and 50% matching on the next 2% of eligible compensation contributed by such individual. With respect to Mr. Zecchini, the amount in this column also includes $11,468 of director fees for his service to the Company as a director prior to becoming the Chief Digital and Technology Officer of the Company in February 2024.

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2024 Grants of Plan-Based Awards Table	The following table contains information with respect to each plan-based award granted to our NEOs in 2024 under the Bonus Plan and the 2018 Plan:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Awards(1)			All Other Stock Awards: Number of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
Jerrell W. Shelton	—	468,959	937,918	1,406,877
	3/15/2024				14,901			226,197
	3/15/2024					33,524	$16.70	286,376
Robert S. Stefanovich	—	173,723	347,445	521,168
	3/15/2024				5,750			87,285
	3/15/2024					11,500	$16.70	96,603
Mark W. Sawicki, Ph.D.	—	173,723	347,445	521,168
	3/15/2024				5,750			87,285
	3/15/2024					11,500	$16.70	96,603
Edward Zecchini	—	173,723	347,445	521,168
	3/15/2024				10,455			158,707
	3/15/2024					20,910	$16.70	181,696

(1)
Represents possible payouts under the Bonus Plan for 2024 as discussed under the heading “Elements of Executive Compensation—Annual Cash Incentive Bonuses” of the Compensation Discussion and Analysis section in this Proxy Statement. Actual amounts earned are reflected in the Summary Compensation Table under the “Non-Equity Incentive Compensation” column, and there are no future potential payouts related to these awards.

(2)
Each RSR award was granted under the 2018 Plan and vests 25% on March 15, 2025, March 15, 2026, March 15, 2027 and March 15, 2028, provided that in each case, the NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(3)
Each stock option award was granted pursuant to the 2018 Plan with an exercise price equal to the closing price (fair market value) + 10% of such price and will expire seven years from the grant date. These options vest with respect to one forty-eighth the total number of shares of common shares underlying the stock options monthly from the date of grant, provided that the NEO is an employee of the Company as of those dates unless he meets certain requirements for continued vesting.

(4)
This column represents the aggregate grant date fair value of equity awards computed in accordance with FASB ASC Topic 718. The grant date fair value for RSR awards granted in 2024 was determined using the closing price of the Company’s common stock on the grant date multiplied by the number of shares subject to the award. The assumptions used to calculate the grant date fair value of each stock option grant are set forth in Note 18 “Stock-Based Compensation” in the consolidated financial statements included in the 2024 Annual Report. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that may ultimately be realized by the executive officer.

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Outstanding Equity Awards at FISCAL YEAR-END TABLE	The following table contains information with respect to outstanding equity awards held by our NEOs as of December 31, 2024:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(9) (#)
Jerrell W. Shelton	219,892		7.80	5/07/25
	656,064		5.00	8/20/25
	179,007		1.87	5/06/26
	281,219		3.44	5/23/27
	278,440		8.65	3/28/28
	375,000		12.79	4/01/29
	375,000		16.93	3/30/30
	61,875	4,125(1)	58.94	3/09/28
	41,905	19,047(2)	29.69	3/14/29
	26,666	34,286(3)	23.78	3/22/30
	6,286	27,238(4)	16.70	3/15/31
					8,250(5)	64,185
					13,546(6)	105,388
					20,319(7)	158,082
					14,901(8)	115,930

Robert Stefanovich	7,566		7.80	5/7/25
	26,164		3.07	8/20/25
	87,188		1.87	5/6/26
	81,000		3.21	5/18/27
	66,300		8.65	3/28/28
	90,000	—	12.79	4/1/29
	100,000		16.93	3/30/30
	21,250	83(1)	58.94	3/9/28
	14,376	6,534(2)	29.69	3/14/29
	9,148	11,762(3)	23.78	3/22/30
	2,156	9,344(4)	16.70	3/15/31
					2,667(5)	20,749
					5,227(6)	40,666
					7,841(7)	61,003
					5,750(8)	44,735

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(9) (#)
Mark W. Sawicki, Ph.D.	51,423		$8.65	3/28/28
	89,000		12.79	4/01/29
	100,000		16.93	3/30/30
	20,000	1,333(1)	58.94	3/09/28
	14,376	6,534(2)	29.69	3/14/29
	9,148	11,762(3)	$23.78	3/22/30
	2,156	9,344(4)	16.70	3/15/31
					2,667(5)	20,749
					5,227(6)	40,666
					7,841(7)	61,003
					5,750(8)	44,735

Edward Zecchini	3,921	16,989(4)	16.70	3/15/31
	75,000		3.07	8/20/2025
	35,000		4.80	6/23/2027
	35,000		9.29	5/17/2028
	35,000		14.35	5/2/2029
	35,000		18.02	5/1/2030
	5,416		56.57	4/30/2028
	13,981		22.56	4/29/2029
	15,125		20.05	5/12/2030
					10,455(8)	81,340

(1)
The option was granted on March 9, 2021 and vests in monthly installments over a four-year period, provided that in each case, the NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(2)
The option was granted on March 14, 2022 and vests in monthly installments over a four-year period, provided that in each case, the NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(3)
The option was granted on March 22, 2023 and vests in monthly installments over a four-year period, provided that in each case, the NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(4)
The option was granted on March 15, 2024 and vests in monthly installments over a four-year period, provided that in each case, the NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(5)
The RSRs were granted on March 9, 2021 and vest in equal annual installments over a four-year period from the date of grant, provided that in each case, the NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(6)
The RSRs were granted on March 14, 2022 and vest in equal annual installments over a four-year period from the date of grant, provided that in each NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(7)
The RSRs were granted on March 22, 2023 and vest in equal annual installments over a four-year period from the date of grant, provided that in each NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(8)
The RSRs were granted on March 15, 2024 and vest in equal annual installments over a four-year period from the date of grant, provided that in each NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(9)	This column is based on the closing price of the Company's common stock as of December 31, 2024 ($7.78).

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2024 Option Exercises and Stock Vested Table
The following table sets forth information with respect to the number of stock options exercised, RSRs that vested and amounts realized by the NEOs in the year ended December 31, 2024.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of shares acquired on vesting (#)	Value Realized on Vesting ($)(2)
Jerrell W. Shelton	366,667	1,516,532	21,796	357,984
Robert Stefanovich	53,334	170,935	7,894	129,433
Mark W. Sawicki, Ph.D.			7,894	129,333
Edward Zecchini			8,105	108,040

(1)	The value realized on exercise of an option award is based on the difference between the market price of the Company’s common stock on the date of exercise and the exercise price of the option.
(2)	The value realized on vesting of RSRs is based on the closing price of the Company’s common stock on the vesting date.

Executive Employment Arrangements
Jerrell W. Shelton
As of December 31, 2024, under the terms of Mr. Shelton’s employment agreement (as amended at such time, the “Shelton Agreement”) with respect to his employment as President and Chief Executive Officer of the Company, Mr. Shelton’s annual base salary is an amount determined by the Compensation Committee of the Board of Directors. Mr. Shelton’s annual base salary was increased from $893,255 to $937,918 effective May 1, 2024. Mr. Shelton is eligible to participate in the equity incentive plans and cash bonus plans adopted by the Company from time-to-time. He is currently eligible for an incentive bonus under the Bonus Plan targeted at 100% of his annual base salary.

Mr. Shelton has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the Shelton Agreement and for a period of eighteen months following the termination of the Shelton Agreement. The Shelton Agreement expires on February 15, 2027, with automatic annual renewals thereafter unless his employment has earlier terminated or either party provides not less than 180 days’ notice of his or its intention not to renew. Payments due to Mr. Shelton upon a termination of the Shelton Agreement are described below under “Potential Payments On Termination Or Change in Control.”

Robert S. Stefanovich
As of December 31, 2024, under the terms of Mr. Stefanovich’s employment agreement (as amended at such time, the “Stefanovich Agreement”) with respect to his continued employment as Senior Vice President, Chief Financial Officer and Treasurer of the Company, Mr. Stefanovich’s annual base salary is an amount determined by the Compensation Committee of the Board of Directors. Mr. Stefanovich’s annual base salary was increased

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from $551,500 to $579,075 effective May 1, 2024. Mr. Stefanovich is eligible to participate in the equity incentive plans and cash bonus plans adopted by the Company from time-to-time. He is currently eligible for an incentive bonus under the Bonus Plan targeted at 60% of his annual base salary.

Mr. Stefanovich has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the Stefanovich Agreement and for a period of eighteen months following the termination of the Stefanovich Agreement. The Stefanovich Agreement expires on February 15, 2027, with automatic annual renewals thereafter unless his employment has earlier terminated or either party provides not less than 180 days’ notice of his or its intention not to renew. Payments due to Mr. Stefanovich upon a termination of the Stefanovich Agreement are described below under “Potential Payments On Termination Or Change in Control.”

Mark W. Sawicki, Ph.D.
As of December 31, 2024, under the terms of Dr. Sawicki’s employment agreement (the “Sawicki Agreement”) with respect to his continued employment as Chief Scientific Officer of the Company and Chief Executive Officer of Cryoport Systems, LLC, Dr. Sawicki’s annual base salary is an amount determined by the Compensation Committee of the Board of Directors. Dr. Sawicki’s annual base salary was increased from $551,500 to $579,075 effective May 1, 2023. Dr. Sawicki is eligible to participate in the equity incentive plans and cash bonus plans adopted by the Company from time-to-time. He is currently eligible for an incentive bonus under the Bonus Plan targeted at 60% of his annual base salary.

Dr. Sawicki has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the Sawicki Agreement and for a period of 18 months following the termination of the Sawicki Agreement. The Sawicki Agreement expires on February 15, 2027, with automatic annual renewals thereafter unless his employment has earlier terminated or either party provides not less than 180 days’ notice of his or its intention not to renew. Payments due to Dr. Sawicki upon a termination of the Sawicki Agreement are described below under “Potential Payments On Termination Or Change in Control.”

Edward Zecchini
As of December 31, 2024, under the terms of Mr. Zecchini’s employment agreement (as amended at such time, the “Zecchini Agreement”) with respect to his continued employment as Senior Vice President, Chief Digital and Technology Officer of the Company, Mr. Zecchini’s annual base salary is an amount determined by the Compensation Committee of the Board of Directors. Mr. Zecchini’s annual base salary was initially established at $551,500 upon his hiring and was increased to $579,075 effective May 1, 2024.

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Mr. Zecchini is eligible to participate in the equity incentive plans and cash bonus plans adopted by the Company from time-to-time. He is currently eligible for an incentive bonus under the Bonus Plan targeted at 60% of his annual base salary.

Mr. Zecchini has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the Zecchini Agreement and for a period of eighteen months following the termination of the Zecchini Agreement. The Zecchini Agreement expires on February 19, 2027, with automatic annual renewals thereafter unless his employment has earlier terminated or either party provides not less than 180 days’ notice of his or its intention not to renew. Payments due to Mr. Zecchini upon a termination of the Zecchini Agreement are described below under “Potential Payments On Termination Or Change in Control.”

Potential Payments on Termination or Change in Control
Pursuant to the Shelton Agreement, if Mr. Shelton terminates the Shelton Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for 24 months following termination and all unvested equity awards as of the date of termination shall become fully vested. All base salary payments would be paid over time in accordance with the Company’s general payroll practices.

Pursuant to the Stefanovich Agreement, if Mr. Stefanovich terminates the Stefanovich Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for eighteen months following termination, payment of a portion of the COBRA premiums equal to the same proportion that the Company pays for active employees and their eligible dependents for up to eighteen months following termination, and one-year accelerated vesting of unvested equity awards; provided that, if the termination is in connection with or within twelve months of a change in control, then all unvested equity awards as of the date of termination shall become fully vested. All base salary payments would be paid over time in accordance with the Company’s general payroll practices.

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Pursuant to the Sawicki Agreement, if Dr. Sawicki terminates the Sawicki Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for eighteen months following termination, payment of a portion of the COBRA premiums equal to the same proportion that the Company pays for active employees and their eligible dependents for up to eighteen months following termination, and one-year accelerated vesting of unvested equity awards; provided that, if the termination is in connection with or within twelve months of a change in control, then all unvested equity awards as of the date of termination shall become fully vested. All base salary payments would be paid over time in accordance with the Company’s general payroll practices.

Pursuant to the Zecchini Agreement, if Mr. Zecchini terminates the Zecchini Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for eighteen months following termination, payment of a portion of the COBRA premiums equal to the same proportion that the Company pays for active employees and their eligible dependents for up to eighteen months following termination, and one-year accelerated vesting of unvested equity awards; provided that, if the termination is in connection with or within twelve months of a change in control, then all unvested equity awards as of the date of termination shall become fully vested. All base salary payments would be paid over time in accordance with the Company’s general payroll practices.

The 2018 Plan, the Cryoport, Inc. 2015 Omnibus Equity Incentive Plan and the Cryoport, Inc. 2011 Stock Incentive Plan each provide that if a “change in control” occurs, the Compensation Committee has the discretion to provide in the applicable option agreement that any outstanding awards shall become fully vested and exercisable.

The Company does not provide any additional payments to the NEOs upon their resignation, termination, retirement, or upon a change in control.

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Potential Payments on Termination or Change in Control
The table below reflects the value of compensation and benefits that would become payable to each of the NEOs if the NEO is terminated without cause or terminates for good reason on December 31, 2024. The amounts are based upon the NEO’s compensation as of such date and on the Company’s closing stock price on December 31, 2024 ($7.78).

Name	Cash Severance	Benefit Continuation	Equity Awards	Total
Jerrell Shelton	$1,875,836	$0	$1,547,006(1)	$3,422,842
Robert Stefanovich	$868,613	$19,673	$292,963(2)	$1,181,249
Mark Sawicki	$868,613	$22,400	$291,325(2)	$1,182,338
Edward Zecchini	$868,613	$22,400	$62,256(2)	$953,269

(1)
Represents the intrinsic value of accelerated equity awards, which would be all of the unvested equity awards as of date of termination. If Mr. Shelton retires, he is entitled to continued vesting of his outstanding equity awards if he continues to serve on the Board and if he does not continue to serve on the Board, he is entitled to 18 months accelerated vesting on unvested equity awards as of his retirement date, which would have an intrinsic value of $1,163,790.

(2)
Represents the intrinsic value of 12 months accelerated vesting of equity awards as of the date of termination. If the NEO is terminated without cause or terminates for good reason in connection with a change in control or within 12 months of a change in control, all of the unvested equity awards as of such date will become fully vested which would have an intrinsic value of $509,082 for Mr. Stefanovich, $547,735 for Dr. Sawicki, and $228,965 for Mr. Zecchini.

CEO Pay Ratio
To determine the ratio of the CEO’s annual total compensation to the median annual total compensation of all employees worldwide excluding the CEO, we identified the median employee as of December 31, 2024 using base salary, bonuses, and commissions, as our consistently applied compensation measure calculated for our global employee population as of such date; all foreign currencies were converted to U.S. dollars. The median employee’s 2024 total compensation, as determined in the same manner as “Total Compensation” in the Summary Compensation Table, was $45,747. Mr. Shelton’s 2024 total compensation was $1,874,870, resulting in a pay ratio of approximately 41:1.

Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices, different types of workforces and operate in different countries and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (millions)[7]	Adjusted EBITDA (millions)[8]
					Total Stockholder Return[5]	Peer Group Total Stockholder Return[6]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)
2024	$1,874,870	$962,516	$979,443	$694,812	$47.27	$137.15	($114.76)	($15.12)
2023	$2,236,758	$1,498,472	$1,042,877	$788,430	$94.11	$141.45	($99.59)	($8.30)
2022	$2,486,134	($7,379,573)	$1,113,253	($1,715,342)	$105.41	$144.55	($37.33)	$13.70
2021	$5,132,821	$9,636,047	$1,916,321	$3,122,660	$359.48	$190.28	($275.53)	$21.24
2020	$5,484,107	$15,785,960	$1,808,535	$4,502,127	$266.59	$135.64	($32.69)	($0.39)

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Shelton (our Chief Executive Officer) in the “Total” column of the Summary Compensation Table.
(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Shelton, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Shelton during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Shelton’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards Granted in the Year(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2024	$1,874,870	($512,573)	($399,781)	$962,516
2023	$2,236,758	($1,371,161)	$632,875	$1,498,472
2022	$2,486,134	($1,694,572)	($8,171,135)	($7,379,573)
2021	$5,132,821	($3,814,383)	$8,317,609	$9,636,047
2020	$5,484,107	($4,091,607)	$14,393,460	$15,785,960

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

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EXECUTIVE COMPENSATION

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$203,460	($577,750)	$29,990	($55,481)	$—	$—	($399,781)
2023	$775,296	($254,012)	$92,209	$19,382	$—	$—	$632,875
2022	$886,794	($6,226,290)	$188,681	($3,020,320)	$—	$—	($8,171,135)
2021	$3,619,780	$2,441,618	$441,532	$1,814,679	$—	$—	$8,317,609
2020	$10,430,349	$574,880	$2,030,949	$1,357,282	$—	$—	$14,393,460

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Shelton) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Shelton) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Robert Stefanovich, Mark Sawicki and Edward Zecchini; (ii) for 2023, 2022 and 2021, Robert Stefanovich and Mark Sawicki; and (iii) for 2020, Robert Stefanovich.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Shelton), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Shelton) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Shelton) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards Granted in the Year(a)	Average Equity Award Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$979,443	($236,060)	($48,572)	$694,812
2023	$1,042,877	($495,240)	$240,793	$788,430
2022	$1,113,253	($612,303)	($2,216,292)	($1,715,342)
2021	$1,916,321	($1,232,621)	$2,438,960	$3,122,660
2020	$1,808,535	($1,093,164)	$3,786,756	$4,502,127

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” in the Summary Compensation Table for the applicable year.

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EXECUTIVE COMPENSATION

(b)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in the Prior Year	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	$95,153	($137,775)	$13,094	($19,043)	$—	$—	($48,572)
2023	$283,952	($83,005)	$31,637	$8,210	$—	$—	$240,793
2022	$324,361	($1,766,265)	$64,724	($839,112)	$—	$—	($2,216,292)
2021	$1,166,153	$651,097	$147,179	$474,531	$—	$—	$2,438,960
2020	$2,781,431	$137,974	$541,594	$325,757	$—	$—	$3,786,756

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 1500 Life Sciences Tools & Services Industry Index.

(7)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
(8)
Adjusted EBITDA is defined as net loss adjusted for net interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, acquisition and integration costs, cost reduction initiatives, investment income, unrealized (gain)/loss on investments, foreign currency (gain)/loss, gain on insurance claim, gain on extinguishment of debt, impairment loss, changes in fair value of contingent consideration and charges or gains resulting from non-recurring events, as applicable.

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EXECUTIVE COMPENSATION

Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our business for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	Revenue
•	Adjusted EBITDA
•	TSR
Analysis of the Information Presented in the Pay Versus Performance Table
While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Cryoport Inc	67	2025 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Shelton and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Shelton) is generally aligned with the Company’s cumulative TSR over the last five completed fiscal years presented in the graph. The graph also compares the Company’s cumulative TSR to the TSR of our peer group, which we have identified for this purpose as the S&P Composite 1500—Life Sciences Tools and Services. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to our NEOs is comprised of equity awards. As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program is primarily performance-based, for both short-term incentives (annual cash bonuses) and long-term incentives (equity awards).

CYRX & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of $100 Investment from 12/31/2019
$20
$15
$10
$5
$0
-$5
-$10
$390
$340
$290
$240
$190
$140
$90
$40
$15.79
$266.59
$4.50
$135.64
$359.48
$9.64
$3.12
$190.28
$144.55
($1.72)
($7.38)
$105.41
$1.50
$0.79
$141.45
$94.11
$0.96
$0.69
$137.15
$47.27
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M)
Avg NEO CAP ($M)
CYRX TSR
S&P Composite 1500 - Life Sciences Tools & Services (Industry) TSR

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EXECUTIVE COMPENSATION

Compensation Actually Paid and Net Loss
The amount of compensation actually paid to Mr. Shelton and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Shelton) is compared to the Company’s net loss over the last five completed fiscal years presented in the following graph.

CYRX Net Income (Loss) vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Net Income (Loss) ($M)
$20
$15
$10
$5
$0
-$5
-$10
$20
($30)
($80)
($130)
($180)
($230)
($280)
$15.79
($32.69)
$4.50
$9.64
$3.12
($275.53)
($37.33)
($7.38)
($1.72)
$1.50
$0.79
($99.59)
$0.96
$0.69
($114.76)
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M)
Avg NEO CAP ($M)
Net Income (Loss) ($M)

Cryoport Inc	69	2025 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Actually Paid and Adjusted EBITDA
The amount of compensation actually paid to Mr. Shelton and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Shelton) is compared to the Company’s Adjusted EBITDA over the five completed fiscal years in the following graph. As described in more detail in the section “Compensation Discussion and Analysis,” the Company uses Adjusted EBITDA as one of the Base Financial Goals under the Bonus Plan.

CYRX Adjusted EBITDA vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Adjusted EBITDA (Millions)
$20
$15
$10
$5
$0
-$5
-$10
$25
$20
$15
$10
$5
$0
($5)
($10)
($15)
($20)
$15.79
$4.50
($0.39)
$21.24
$9.64
$3.12
$13.70
($7.38)
($1.72)
$1.50
$0.79
($8.30)
$0.96
$0.69
($15.12)
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M) - Jerrell Shelton
Avg NEO CAP ($M)
Adjusted EBITDA (Millions)

Cryoport Inc	70	2025 Proxy Statement

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION
Compensation for non-employee directors is governed by the Company’s Compensation Committee. The following summarizes the non-employee director compensation plan in effect during the year ended December 31, 2024.

Annual Fees. Non-employee directors are paid an annual cash retainer of $70,000. In addition, non-employee directors in leadership roles will be paid the following amounts.

Chair/Lead Director	$25,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nomination and Governance Committee Chair	$10,000
Science and Technology Committee Chair	$24,000

Cash fees are paid on a quarterly basis.
Annual Grants. Each non-employee director receives, annually: (i) an option grant to purchase shares of the Company’s common stock valued at $162,500, vesting ratably on a monthly basis over one year, effective as of, with an exercise price equal to the closing price of the Company’s common stock on, the date of the annual stockholder meeting; and (ii) RSRs valued at $162,500, vesting one year after the date of the annual stockholder meeting.
Sign-On Grants. Each newly appointed or elected non-employee director share receives as an inducement, (i) an option grant to purchase shares of the Company’s common stock valued at $200,000, vesting ratably on a monthly basis over three years, effective as of, and with an exercise price equal to the closing price of the Company’s common stock on, the date the directorship commences; and (ii) RSRs valued at $200,000, vesting ratably on an annual basis over three years. Upon joining the Board, new directors are also granted a pro-rated annual grant (i.e., for the portion of year served prior to next annual stockholder meeting).

All annual and sign-on option grants include a provision that provides that if such director ceases to be a director, vested options shall lapse (to the extent not exercised) on the earlier of: (i) seven years; or (ii) three years after the date the director ceases to be a director of the Company.
Stock Ownership Guidelines. Non-employee directors’ stock ownership guidelines are based on the value of the Company’s common stock owned as a multiple of their annual retainers. The guidelines are reviewed annually and revised upward as appropriate to keep pace with competitive and good governance practices.

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DIRECTOR COMPENSATION

Stock Ownership Multiple
Non-employee Directors	3x annual retainer

Ownership levels are expected to be achieved within five years of the guideline being applicable. If a non-employee director fails to comply with the Guidelines, the Compensation Committee may require such non-employee director to retain 100% of the after-tax value of all vested equity awards earned under the Company’s director compensation program until the guideline is achieved. As of the Record Date, all non-employee directors were either in compliance with the guidelines or had additional time to achieve them.
The following table sets forth the director compensation of the non-employee directors of the Company during the year ended December 31, 2024. Mr. Shelton, our President and Chief Executive Officer, does not receive compensation for his service on the Board of Directors. Mr. Zecchini retired from the Board of Directors and joined the Company as an executive officer in February 2024. Director fees earned by Mr. Zecchini are reflected under the “All Other Compensation” column of the Summary Compensation Table.

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Linda Baddour	77,500	162,499	162,489	402,488
Richard Berman(4)	115,000	162,499	162,489	439,988
Daniel Hancock	70,000	162,499	162,489	394,988
Robert Hariri, M.D., Ph.D.	94,000	162,499	162,489	418,988
Ramkumar Mandalam, Ph.D.	85,616	162,499	162,489	410,604
Ram M. Jagannath(5)	70,000	—	—	70,000

(1)	Fees earned or paid in cash as shown in this schedule represent payments and accruals for directors’ services earned during the year ended December 31, 2024.
(2)
This column represents the aggregate grant date fair value of RSRs granted during the year ended December 31, 2024 calculated in accordance with FASB ASC Topic 718 using the closing price of the Company’s common stock on the grant date multiplied by the number of shares subject to the award. As of December 31, 2024: Mr. Berman held 12,845 unvested RSRs; Dr. Hariri held 12,845 unvested RSRs; Dr. Mandalam held 12,845 unvested RSRs; Mr. Hancock held 12,845 unvested RSRs and Ms. Baddour held 12,845 unvested RSRs.

(3)
This column represents the aggregate grant date fair value of stock options granted during the year ended December 31, 2024 calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made, refer to Note 18 “Stock-Based Compensation” in the consolidated financial statements included in the 2024 Annual Report. As of December 31, 2024: Mr. Berman held unexercised options to purchase 82,486 shares of the Company’s common stock; Dr. Hariri held unexercised options to purchase 248,352 shares of the Company’s common stock; Dr. Mandalam held unexercised options to purchase 282,519 shares of the Company’s common stock Mr. Hancock held unexercised options to purchase 123,352 shares of the Company’s common stock and Ms. Baddour held unexercised option to purchase 65,702 shares of the Company’s common stock.

(4)	Mr. Berman passed away in February 2025.
(5)	Mr. Jagannath waived his right to receive the equity compensation to which he was entitled as a director of the Company in connection with the annual grant described above for 2024.

Cryoport Inc	72	2025 Proxy Statement

DIRECTOR COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information as of December 31, 2024 concerning the Company’s common stock that may be issued upon the exercise of options or warrants or pursuant to purchases of stock under the Company’s equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	6,575,016	$16.67	2,896,124
Equity compensation plans not approved by stockholders(2)	227,485	$7.80	N/A
Total	6,802,474	$16.38	2,896,124

(1)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and do not reflect the shares that will be issued upon the vesting of outstanding RSR awards, which have no exercise price.

(2)
From November 5, 2012 through May 7, 2015, options were granted to employees outside of an option plan of which Mr. Shelton has 219,892 shares outstanding and Mr. Stefanovich has 7,566 shares outstanding at December 31, 2024.

Cryoport Inc	73	2025 Proxy Statement

Certain Relationships and Related Transactions

Since January 1, 2024, the Company did not have any transactions to which it has been a participant that involved amounts that exceeded or will exceed $120,000 and in which any of the Company’s directors, executive officers or any other “related person” as defined in Item 404(a) of Regulation S-K had or will have a direct or indirect material interest, other than:
•
In connection with the Company’s acquisition of the MVE cryobiological storage business of Chart Industries, Inc., on August 24, 2020, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Blackstone Freeze Parent L.P. (f/k/a BTO Freeze Parent L.P.) (“Blackstone Freeze Parent”), to issue and sell at closing (the “Private Placement”) for an aggregate purchase price of $275,000,000: (i) 250,000 shares of a newly designated Series C Preferred Stock at a price of $1,000 per share for $250,000,000, and (ii) 675,536 shares of the Company’s common stock for $25,000,000, and prior to the closing of the Private Placement, Blackstone Tactical Opportunities Fund - FD L.P. (“BTO FD” and together with Blackstone Freeze Parent, the “Purchasers”) assumed a portion of Blackstone Freeze Parent’s obligations thereunder. The Company paid the Purchasers $1,000,000 as reimbursement for transactional expenses incurred in connection with the Private Placement at the transaction closing date.

•
On February 5, 2021, the Purchasers converted an aggregate of 50,000 shares of Series C Preferred Stock, which resulted in the issuance of an aggregate of 1,312,860 shares of the Company’s common stock to the Purchasers. In connection with the conversion, the Company also agreed to waive its right under the certificate of designations of the Series C Preferred Stock to redeem up to 50,000 shares of the Series C Preferred Stock prior to the 180-day anniversary of October 1, 2020, the issue date of the Series C Preferred Stock.

•
Pursuant to the Securities Purchase Agreement, for so long as the Purchaser Parties hold 66.67% of the Series C Preferred Stock issued to them under the Securities Purchase Agreement, Blackstone Freeze Parent will have the right to nominate for election one member to the Board. Blackstone Freeze Parent has designated Ram M. Jagannath as its nominee, and Mr. Jagannath was appointed to the Board on October 1, 2020.

•
Holders of the Series C Preferred Stock are entitled to dividends at the rate of 4.0% per annum, paid-in-kind, accruing daily and paid quarterly in arrears when and if declared by the Board of Directors. Paid in-kind dividends accrued to the Purchasers totaled $8.0 million for the year ended December 31, 2024.

Additionally, for so long as Blackstone Freeze Parent has the right to nominate a director for election to the Board, the Purchasers have agreed to vote all of the shares of Series C Preferred Stock and shares of common stock issuable upon conversion of the Series C Preferred Stock purchased pursuant to the Private Placement or any other shares of common stock owned by the Purchasers (i) in favor of each director nominated or recommended by the Board for election at any such meeting, (ii) against any stockholder nomination for director that is not approved and

Cryoport Inc	74	2025 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

recommended by the Board for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board or the Compensation Committee of the Board (or any successor committee, however denominated), (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (v) amendments to organizational documents in a manner that does not have an adverse effect on the holders of Series C Preferred Stock to increase the authorized shares of capital stock.
In connection with the Private Placement, the Company entered into a registration rights agreement with Blackstone Freeze Parent, which granted certain customary registration rights with respect to the Series C Preferred Stock, the common stock issuable upon conversion thereof and the common stock issued in the Private Placement. Pursuant to these rights, on December 15, 2020, the Company filed a Registration Statement on Form S-3 with the SEC to register for resale such securities.
As of the Record Date, the Purchasers held (i) 453,396 shares of the Company’s common stock and
(ii) 200,000 shares of Series C Preferred Stock, which were convertible into 6,204,853 shares of the Company’s common stock. For additional information regarding the Securities Purchase Agreement and the Series C Preferred Stock, see the Company’s Current Reports on Form 8-K filed with the SEC on August 25, 2020 and October 1, 2020.
The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404(a) of Regulation S-K. These policies and procedures are generally not in writing but are evidenced by long standing principles set forth in our Code of Conduct or adhered to by our Board. As set forth in the Audit Committee Charter, the Audit Committee reviews and approves all related-party transactions after reviewing such transaction for potential conflicts of interests and improprieties. Accordingly, all such related-party transactions are submitted to the Audit Committee for ongoing review and oversight. We enter into related-party transactions only on terms that we believe are at least as favorable to the Company as those that we could obtain from an unrelated third party.

Cryoport Inc	75	2025 Proxy Statement

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in the Company’s securities. Based solely on a review of such reports filed electronically with the SEC and related written representations from reporting persons, the Company believes that during 2024, all Section 16(a) filings applicable to its directors, officers, and 10% stockholders were filed on a timely basis, except for:
•	Jerrell Shelton, two reports reporting two transactions
•	Robert Stefanovich, two reports reporting two transactions
•	Mark Sawicki, two reports reporting two transactions
•	Robert Hariri, three reports reporting three transactions

Cryoport Inc	76	2025 Proxy Statement

Stockholder Proposals for Next Annual Meeting

For inclusion in the proxy statement and form of proxy relating to the 2026 Annual Meeting of Stockholders of the Company, a stockholder proposal intended for presentation at that meeting, submitted in accordance with the SEC’s Rule 14a-8 under the Exchange Act, must be received by the Secretary at the Company’s corporate headquarters at 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027 on or before December 26, 2025. However, in the event that the Company holds its 2026 Annual Meeting of Stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2025 Annual Meeting, the Company will disclose the new deadline by which stockholder proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.
The Company’s Amended and Restated Bylaws further provide that a stockholder proposal relating to the nomination of a person for election as a director at the 2026 Annual Meeting or a stockholder proposal that is not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at the 2026 Annual Meeting, must be submitted in writing and received by the Secretary at the Company’s corporate headquarters no earlier than February 6, 2026 and no later than March 8, 2026. Any notice received prior February 6, 2026 or later than March 8, 2026 is untimely.
However, if the 2026 Annual Meeting is convened more than 60 days prior to or delayed by more than 30 days after the one-year anniversary of the 2025 Annual Meeting, notice by the stockholder of record to be timely must be so received no earlier than the close of business on the 120th day prior to the date of the 2026 Annual Meeting and not later than the close of business on the later of (i) the 90th day before the 2026 Annual Meeting or (ii) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a notice by a stockholder of record.
In addition to satisfying the deadlines in the advance notice provisions of the Company’s Amended and Restated Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act to comply with the SEC’s universal proxy rules.
Please refer to the advance notice provisions of the Company’s Amended and Restated Bylaws for additional information and requirements regarding stockholder nominations or other stockholder proposals. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet Company’s Amended and Restated Bylaws’ and the SEC’s requirements for submitting a proposal or nomination, as applicable. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.

Cryoport Inc	77	2025 Proxy Statement

Other Matters

Neither the Board nor the management knows of any other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named on the proxy card will vote on those matters in accordance with their best judgment.

Cryoport Inc	78	2025 Proxy Statement

CRYOPORT, INC.
ATTN: ROBERT STEFANVICH
112 WESTWOOD PLACE, SUITE 350
BRENTWOOD, TN 37027

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 5, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CYRX2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 5, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73644-P27458

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CRYOPORT, INC.

	For All	Withhold All	For All Except
1. To elect six directors;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Linda Baddour
02) Daniel Hancock
03) Robert Hariri, MD, PhD
04) Ram M. Jagannath
05) Ramkumar Mandalam, PhD
06) Jerrell W. Shelton

The Board of Directors recommends you vote "FOR" the following proposals and "1 YEAR" on proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory basis, the preferred frequency of future advisory votes on the compensation of named executive officers; and	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V73645-P27458

CRYOPORT, INC.
Annual Meeting of Shareholders
June 6, 2025 10:00 AM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jerrell W. Shelton, Robert S. Stefanovich and Anthony Ippolito, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of CRYOPORT, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM CDT on June 6, 2025, at www.virtualshareholdermeeting.com/CYRX2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side